EXHIBIT 2.1
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                                MERGER AGREEMENT

                                  by and among

                       ANSWERTHINK CONSULTING GROUP, INC.,
                                      (ACG)

                             CFT ACQUISITION, INC.,
                                     (Newco)



                              CFT CONSULTING, INC.,
                                      (CFT)

                                       and

                             THE SHAREHOLDERS OF CFT
                          (collectively, Shareholders)





                            Dated as of July 6, 1999


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                                TABLE OF CONTENTS

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1. Definitions............................................................................................1


2. The Merger............................................................................................10
         (a) The Merger..................................................................................10
         (b) Effective Time of the Merger................................................................10
         (c) Articles of Incorporation...................................................................10
         (d) Bylaws......................................................................................10
         (e) Directors and Officers of the Surviving Corporation.........................................10
         (f) Effect of the Merger........................................................................11
         (g) Conversion of CFT Shares....................................................................11
         (h) Consideration...............................................................................11
         (i) Earned Payout Amount........................................................................12
         (j) Form and Date of Payment of Earned Payout Amount............................................13
         (k) Net Worth Adjustment........................................................................14
         (l) Intentionally Blank.........................................................................15
         (m) Closing Determination.......................................................................15
         (n) The Closing.................................................................................15
         (o) Deliveries at the Closing...................................................................16
         (p) Intentionally Blank.........................................................................16
         (q) Representative of Shareholders'(other than the ESOP) and Representative of the ESOP.........16
         (r) Other PWC Determinations....................................................................18


3.  Representations and Warranties Concerning the Transaction............................................19
         (a) Representations and Warranties of each Shareholder..........................................19
                  (i) Authorization of Transaction.......................................................19
                  (ii) Noncontravention..................................................................19
                  (iii) Broker's Fees....................................................................20
                  (iv) Investment........................................................................20
                  (v) CFT Shares.........................................................................20
                  (vi) Disclosure........................................................................20
         (b) Representations and Warranties of ACG and Newco.............................................20
                  (i) Organization of ACG and Newco......................................................21
                  (ii) Authorization of Transaction......................................................21
                  (iii) Noncontravention.................................................................21
                  (iv) Brokers'Fees......................................................................21
                  (v) Investment.........................................................................22
         (c) Statement of Northern Trust Regarding Fiduciary Capacity....................................22
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4. Representations and Warranties Concerning CFT.........................................................22
         (a) Organization, Qualification, and Corporate Power............................................23
         (b) Capitalization..............................................................................23
         (c) Noncontravention............................................................................24
         (d) Subsidiaries................................................................................24
         (e) Financial Statements; Net Worth.............................................................24
         (f) Events Subsequent to December 31, 1998......................................................24
         (g) Undisclosed Liabilities.....................................................................27
         (h) Tax Matters.................................................................................27
         (i) Tangible Assets.............................................................................30
         (j) Owned Real Property.........................................................................30
         (k) Intellectual Property.......................................................................30
         (l) Real Property Leases........................................................................31
         (m) Contracts...................................................................................32
         (n) Notes and Accounts Receivable; Funded Indebtedness; Liens...................................33
         (o) Powers of Attorney..........................................................................34
         (p) Insurance...................................................................................34
         (q) Litigation..................................................................................34
         (r) Employees...................................................................................35
         (s) Employee Benefits...........................................................................35
         (t) Guaranties..................................................................................37
         (u) Environment, Health, and Safety.............................................................37
         (v) Legal Compliance............................................................................38
         (w) Certain Business Relationships with CFT.....................................................39
         (x) Brokers'Fees................................................................................39
         (y) Personal Use Assets; Debts and Obligations Owed to CFT......................................39
         (z) Disclosure..................................................................................40


5. Pre-Closing Covenants.................................................................................40
         (a) General.....................................................................................40
         (b) Notices and Consents........................................................................40
         (c) Operation of Business.......................................................................40
         (d) Preservation of Business....................................................................41
         (e) Access......................................................................................41
         (f) Notice of Developments......................................................................41
         (g) Exclusivity.................................................................................41
         (h) Delivery of Information.....................................................................42
         (i) Cancellation of Options, Bonus Programs and Phantom Stock Plans.............................42
         (j) 401k Termination............................................................................42
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6. Additional Covenants..................................................................................42
         (a) General.....................................................................................42
         (b) Litigation Support..........................................................................43
         (c) Transition..................................................................................43
         (d) Confidentiality.............................................................................43
         (e) Termination of Bank Facilities; Release of Guaranties; Modification of
                  Indebtedness...........................................................................44
         (f) Monitoring Information......................................................................44
         (g) Landlords'Consents..........................................................................44
         (h) Additional Tax Matters......................................................................44
         (i) Covenant Not to Compete.....................................................................45
         (j) Conduct During Earned Payout Period.........................................................46
         (k) ESOP Agreements.............................................................................47
         (l) Reorganization Intent.......................................................................47
         (m) Consents....................................................................................47


7. Conditions to Obligations to Close....................................................................48
         (a) Conditions to Obligation of ACG.............................................................48
         (b) Conditions to Obligations of the Shareholders...............................................52


8. Remedies for Breaches of This Agreement...............................................................53
         (a) Survival....................................................................................53
         (b)  Indemnification Provisions for Benefit of ACG..............................................54
         (c)  Indemnification Provisions for Benefit of the Shareholders.................................56
         (d) Matters Involving Third Parties.............................................................56
         (e) Exclusive Remedy............................................................................57
         (f) Payment; General Right of Offset............................................................57
         (g) Other Indemnification Provisions............................................................57
         (h) Arbitration with Respect to Certain Indemnification Matters.................................58


9. [INTENTIONALLY LEFT BLANK]............................................................................59


10. Miscellaneous........................................................................................59
         (a) The Shareholders............................................................................59
         (b) Press Releases and Announcements............................................................59
         (c) No Third-Party Beneficiaries................................................................60
         (d) Entire Agreement............................................................................60
         (e) Succession and Assignment...................................................................60
         (f) Facsimile/Counterparts......................................................................60
         (g) Descriptive Headings........................................................................60
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         (h) Notices.....................................................................................60
         (i) Governing Law...............................................................................62
         (j) Amendments and Waivers......................................................................62
         (k) Severability................................................................................62
         (l) Expenses....................................................................................63
         (m) Construction................................................................................63
         (n) Incorporation of Exhibits, Annexes, and Schedules...........................................63
         (o) Specific Performance........................................................................63
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                     LIST OF EXHIBITS, ANNEXES AND SCHEDULES
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EXHIBITS

Exhibit A                  Form of Equity Subscription Agreement
Exhibit B-1                Form of Stock Option Agreement (Exchange)
Exhibit B-2                Form of Stock Option Agreement (New)
Exhibit C                  Financial Statements
Exhibit D-1                Form of Compliance Agreement (Shareholders)
Exhibit D-2                Form of Compliance Agreement (Non-Shareholders)
Exhibit E                  Form of Opinion of Shareholders' Legal Counsel (other than ESOP)
Exhibit F                  Option Cancellation and Exchange Agreement
Exhibit G                  Form of Release
Exhibit H                  Confidentiality Agreement
Exhibit I                  Form of Opinion of ESOP's Legal Counsel
Exhibit J                  Form of Trustee Certificate
Exhibit K                  Form of Pledge Agreement


ANNEXES AND TABLE

Annex I                    Exceptions to Representations and Warranties of Shareholders
Annex II                   Exceptions to Representations and Warranties of ACG
Annex III                  Certain Shareholders to Deliver Compliance Agreements and Initial Salaries of such
                           Shareholders
Annex IV-1                 Key Persons (other than Morris and Goldberg) to Deliver Compliance Agreements and
                           Initial Salaries for such Key Persons
Annex IV-2                 Persons (other than Morris and Goldberg and Key Persons) to Deliver Compliance
                           Agreements and Initial Salaries for such Persons
Annex V                    List of Persons to Receive ACG's Options in Exchange for Company Options and Number of
                           such ACG's Options
Annex                      VI List of Persons to Receive ACG's Options (not in Exchange for Company's Options)
                           and Number of such ACG's Options

SCHEDULES

Allocation Schedule
Option Allocation Schedule
Disclosure Schedule

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                                      -v-
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                                MERGER AGREEMENT


                  This MERGER AGREEMENT ("Agreement") is entered into as of the 6th day of July 1999, by and among ANSWERTHINK CONSULTING GROUP, INC., a Florida corporation ("ACG"), CFT ACQUISITION, INC., a Florida corporation and wholly-owned subsidiary of ACG ("Newco"), CFT CONSULTING, INC., a Florida corporation ("CFT"), CFT CONSULTING, INC. EMPLOYEE STOCK OWNERSHIP PLAN (the "ESOP") and Kenneth I. Goldberg ("Goldberg"), W. Kenneth Morris ("Morris"), KSM Trust (the "KSM Trust"), Kenneth I. and Marjorie A. Goldberg Charitable Remainder Unitrust No. 1 ("Trust No. 1") and Kenneth I. and Marjorie A. Goldberg Charitable Remainder Unitrust No. 2 ("Trust No. 2"). The ESOP, Goldberg, Morris, the KSM Trust, Trust No. 1 and Trust No. 2 are collectively referred to herein as the "Shareholders" and Goldberg, Morris, Trust No. 1 and Trust No. 2 are collectively referred to herein as the "Principals". ACG, Newco and the Shareholders are individually referred to herein as a "Party" and collectively as the "Parties." CFT and Newco are sometimes referred to herein as the "Constituent Corporations." If the context so requires, references herein to CFT shall mean the Surviving Corporation (as hereinafter defined) for periods after the Closing Date (as hereinafter defined).

                                    Recitals

                  A. The Shareholders collectively own all of the outstanding capital stock of CFT.

                  B. This Agreement contemplates a transaction in which CFT will merge with and into Newco, with Newco being the surviving corporation, and all of the outstanding shares of capital stock of CFT being converted into the right to receive the Consideration (as hereinafter identified), and the Parties intend such merger transaction to be a tax-free reorganization under Section 368 of the Code (as defined) and intend this Agreement to be a "plan of reorganization" within the meaning of the regulations promulgated under such Section of the Code.

                                    Agreement

                  In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

              1.  Definitions.

                  "ACG" has the meaning set forth in the preface above.

                  "ACG Market Price at Closing" shall mean twenty-five ($25) dollars per share of ACG's Common Stock.

                  "ACG Market Price at First Tier Earnout" shall mean the average of the closing price of ACG's Common Stock as listed on the NASDAQ National Market System for the five (5) business days prior to the two (2) business days immediately prior to December 31, 1999.

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                  "ACG Market Price at Second Tier Earnout" shall mean the
average of the closing price of ACG's Common Stock as listed on the NASDAQ National Market System for the five (5) business days prior to the two (2) business days immediately prior to the first anniversary of the Closing Date.

                  "ACG's Common Stock" means the common stock, par value $0.001 per share, of ACG.

                  "ACG's Options" means options to purchase ACG's Shares pursuant to and in accordance with the terms of the Stock Option Agreement attached hereto as Exhibit B-1 or Exhibit B-2, as applicable.

                  "ACG's Shares" means the shares of restricted ACG's Common Stock, which are issued pursuant to and in accordance with the terms set forth in the Equity Subscription Agreement attached hereto as Exhibit A.

                  "Adverse Consequences" means all damages from complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all reasonable attorneys' fees and court costs.

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

                  "Affiliated Group" means any affiliated group within the meaning of Code Section 1504 (or any similar group defined under a similar provision of state, local or foreign law).

                  "Articles of Incorporation" has the meaning set forth in
Section 2(c) below.

                  "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms the reasonable basis for any specified consequence.

                  "Bylaws" has the meaning set forth in Section 2(d) below.

                  "Cash Portion of the Consideration" has the meaning set forth in Section 2(h) below.

                  "Cash Portion of the Earned Payout Amount" has the meaning set forth in Section 2(j) below.

                  "Cash Portion of the First Tier Earned Payout Amount" has the meaning set forth in Section 2(j) below.

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                  "Cash Portion of the Second Tier Earned Payout Amount" has the
meaning set forth in Section 2(j) below.

                  "CFT" has the meaning set forth in the preface above.

                  "CFT Class A Common" means the Class A voting common stock, $1.00 par value per share, of CFT.

                  "CFT Class B Common" means the Class B non-voting common stock, $1.00 par value per share, of CFT.

                  "CFT Common Stock" means the CFT Class A Common and the CFT Class B Common.

                  "CFT Employee Benefit Plan" has the meaning set forth in
Section 2(s) below.

                  "CFT Employee Pension Benefit Plan" has the meaning set forth in Section 2(s) below.

                  "CFT Employee Welfare Benefit Plan" has the meaning set forth in Section 2(s) below.

                  "CFT Options" means all the option and other agreements between CFT and the CFT Optionholders listed on the Option Allocation Schedule hereto related to the issuance of shares of CFT Common Stock pursuant to options to acquire CFT Common Stock existing as of the Closing Date, whether the same are vested or unvested in the holder of such CFT Option as of the Effective Time.

                  "CFT Optionholders" means the holders, if any, of options for the purchase of shares of CFT Common Stock listed on the Option Allocation Schedule hereto.

                  "CFT Preferred Stock" means the Class C, convertible, voting and participating preferred stock, $1.00 par value per share, of CFT.

                  "CFT Shares" means all outstanding shares of CFT Common Stock.

                  "CFT's Business" means the business of CFT on the execution date of this Agreement, consisting of management and technology consulting identifying, developing, implementing and managing effective information technology and business processes for retailers and their suppliers.

                  "Closing" has the meaning set forth in Section 2(n) below.

                  "Closing Date" has the meaning set forth in Section 2(n) below.

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                  "Closing Determination" has the meaning set forth in Section
2(m) below.

                  "COBRA" has the meaning set forth in Section 4(s) below.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Confidential Information" means all confidential information and trade secrets of CFT including, without limitation, the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structures; and management systems, policies or procedures, including related forms and manuals; provided, however, Confidential Information shall not include any information which is (i) generally available to the public or generally known to persons or entities in the computer consulting trade, (ii) obtained by a person in a manner not in violation of any obligation of confidentiality of such person, or (iii) already known to a person not in violation of any obligation of confidentiality.

                  "Consideration" has the meaning set forth in Section 2(h below.

                  "Constituent Corporations" has the meaning set forth in the preface above.

                  "Controlled Group of Corporations" has the meaning set forth in Code Section 1563.

                  "Cross Sell Service Revenues" shall mean revenues by which CFT is identified as a lead for jobs where there is revenue being generated on a project by associates from an ACG solutions team other than CFT. If more than one lead (other than CFT) is identified, then such leads will share the revenue on a equal pro-rata basis or on another basis as approved by the Executive Vice President of Sales and Marketing of ACG. For purposes of determining the amount of Cross Sell Service Revenues, the final determination shall be as reasonably determined by ACG.

                  "Customer" has the meaning set forth in Section 6(j) below.

                  "Customer Contract or Agreement" means any agreement whereby CFT provides consulting services to a third party during the 1997, 1998 or 1999 fiscal years of CFT.

                  "Deferred Intercompany Transaction" has the meaning set forth in Treasury Regulation ss.1.1502-13.

                  "Disclosure Schedule" has the meaning set forth in Section 4 below.

                  "Documentation" has the meaning set forth in Section 4(k) below.

                  "Earned Payout Amount" has the meaning set forth in Section 2(i) below.

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                  "Earned Payout Period" means the period from January 1, 1999, through the day prior to the first anniversary of the Closing Date.

                  "Effective Time" has the meaning set forth in Section 2(b) below.

                  "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or Material fringe benefit plan or program.

                  "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

                  "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

                  "Equitable Exceptions" has the meaning set forth in Section 3(a)(i) below.

                  "Equity Subscription Agreement" has the meaning set forth in
Section 2(h) below.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ESOP" has the meaning set forth in the preface above.

                  "ESOP Representative" has the meaning set forth in Section 2(q)(i) below.

                  "Extremely Hazardous Substance" has the meaning set forth in
Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

                  "FBCA" has the meaning set forth in Section 2(a) below.

                  "Fiduciary" has the meaning set forth in ERISA Section 3(21).

                  "Final Determination" has the meaning set forth in Section 2(m) below.

                  "Financial Statements" has the meaning set forth in Section 4(e) below.

                  "First Tier Earned Payout Amount" has the meaning set forth in
Section 2(i)(i) below.

                  "First Tier Earned Payout Period" means the period from January 1, 1999 through December 31, 1999.


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                  "First Tier Percentage" shall mean the quotient of the First
Tier Earned Payout Amount divided by $8,618,000.

                  "Funded Indebtedness" means, net of cash, cash equivalents and any outstanding checks, all (i) indebtedness of CFT for borrowed money or other interest-bearing indebtedness, including without limitation any loans from Morris and Goldberg; (ii) capital lease obligations of CFT; (iii) obligations of CFT to pay the deferred purchase or acquisition price for goods or services, other than trade accounts payable or accrued expenses in the ordinary course of business on no more than 90 day payment terms and other indebtedness of CFT under extended credit terms of more than 60 days from vendors provided to CFT;
(iv) indebtedness of others guaranteed by CFT or secured by an encumbrance on CFT's property; and (v) transaction costs of CFT and/or Shareholders associated with this Agreement or the transactions contemplated hereby that are paid by CFT.

                  "GAAP" means generally accepted accounting principles, consistently applied, as in effect from time to time.

                  "Goldberg" has the meaning set forth in the preface above.

                  "Indemnified Party" has the meaning set forth in Section 8(d) below.

                  "Indemnifying Party" has the meaning set forth in Section 8(d) below.

                  "Independent Accountants" means Ernst & Young LLP or such other certified public accountant or firm of certified public accountants on whom the Representative and ACG may mutually agree in writing.

                  "Independent Determination" has the meaning set forth in
Section 2(r) below.

                  "Intellectual Property" means all (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) copyrights and registrations and applications for registration thereof, (c) computer software, data, and documentation, (d) trade secrets and confidential business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (e) other proprietary rights, and (f) copies and tangible embodiments thereof (in whatever form or medium).

                  "Knowledge" means, with respect to CFT or the Principals, actual knowledge after reasonable investigation and inquiry by the Principals, which inquiry shall include


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an inquiry of the officers of CFT, as well as the employees of CFT, with responsibility for the matters in question.

                  "KSM Trust" has the meaning set forth in the preface above.

                  "Liability" means any liability, debt, obligation, amount or sum due (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) including any liability for Taxes.

                  "Licenses" has the meaning set forth in Section 4(k) below.

                  "Material" has the meaning set forth in Section 4 below.

                  "Merger" has the meaning set forth in Section 2(a) below.

                  "Merger Documents" has the meaning set forth in Section 2(b) below.

                  "Minimum Net Worth" has the meaning set forth in Section 2(k) below.

                  "Morris" has the meaning set forth in the preface above.

                  "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

                  "Most Recent Financial Statements" means the Financial Statements for and as of the Most Recent Fiscal Year End.

                  "Most Recent Fiscal Year End" has the meaning set forth in
Section 4(e) below.

                  "Multiemployer Plan" has the meaning set forth in ERISA
Section 3(37).

                  "Net Service Revenues" means the gross revenues of CFT net of reimbursed expenses as normally calculated on the Financial Statements and pursuant to GAAP consistently applied less the cost of software that is resold by CFT, all as calculated in accordance with GAAP, consistently applied. If for an applicable period, CFT's gross subcontractor revenues less its cost of subcontractors exceeds $1,200,000, the gross subcontractor revenues included in Net Service Revenues will be reduced by an amount necessary for such revenues less such expenses to be equal to $1,200,000.

                  "Net Worth of CFT" means the total assets of CFT (excluding cash) less the total liabilities of CFT (excluding Funded Indebtedness and including, without limitation, all liabilities arising due to the conversion from cash to accrual accounting) determined in accordance with GAAP, consistently applied and on the accrual method of accounting. For the purposes of determining the Net Worth of CFT at the Closing, any liabilities of CFT paid off or settled by ACG or Newco (whether to CFT or third parties) will be treated as a liability of CFT.


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                  "Option Cancellation and Exchange Agreement" has the meaning set forth in Section 7(a) herein.

                  "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "Party" has the meaning set forth in the preface above.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Prohibited Transaction" has the meaning set forth in ERISA
Section 406 and Code Section 4975.

                  "Principal" has the meaning set forth in the preface above.

                  "PWC" means PriceWaterhouse Coopers, L.L.P.

                  "PWC Determination" has the meaning set forth in Section 2(m) below.

                  "Reportable Event" has the meaning set forth in ERISA Section 4043.

                  "Second Tier Earned Payout Amount" has the meaning set forth in Section 2(i)(ii) below.

                  "Second Tier Earned Payout Period" means the period from the Closing Date through the day prior to the first anniversary of the Closing Date.

                  "Second Tier Percentage" shall mean the quotient of the Second Tier Earned Payout Amount divided by $1,633,000.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable (or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings), (c) liens arising under workers' compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and
(g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "Shareholders" has the meaning set forth in the preface above.

                  "Shareholders' First Tier Earnout Shares" has the meaning set forth in Section 2(j)(ii) below.


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                  "Shareholders' Representative" has the meaning set forth in
Section 2(q) below.

                  "Shareholders' Second Tier Earnout Shares" has the meaning set forth in Section 2(j)(iii) below.

                  "Stub Period Balance Sheet" means the balance sheet included in the Stub Period Financial Statements.

                  "Stub Period End" has the meaning set forth in Section 4(e) below.

                  "Stub Period Financial Statements" means the Financial Statements for and as of the Stub Period End.

                  "Stock Portion of the Consideration" has the meaning set forth in Section 2(h) below.

                  "Stock Portion of the Earned Payout Amount" has the meaning set forth in Section 2(j) below.

                  "Stock Portion of the First Tier Earned Payout Amount" has the meaning set forth in Section 2(j) below.

                  "Stock Portion of the Second Tier Earned Payout Amount" has the meaning set forth in Section 2(j) below.

                  "Subsidiary" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  "Surviving Corporation" has the meaning set forth in Section 2(a) below.

                  "Terminated Plan" has the meaning set forth in Section 5(j) below.

                  "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

                  "Tax Return" means any tax return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Trust No. 1" has the meaning set forth in the preface above.


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                  "Trust No. 2" has the meaning set forth in the preface above.

                  "Trustee" shall mean the Trustee of the ESOP, David L. Heald.

               2. The Merger.

                  (a) The Merger. At the Effective Time (as defined below), CFT shall be merged with and into Newco (the "Merger"), and the separate existence of CFT shall thereupon cease, and the name of Newco, as the surviving corporation in the Merger (the "Surviving Corporation"), shall be changed to "CFT Consulting, Inc.," and the Surviving Corporation shall operate as "CFT Consulting, Inc." in the State of Florida. The Merger shall have the effects set forth in the Florida Business Corporations Act, as amended (the "FBCA").

                  (b) Effective Time of the Merger. As soon as practicable after the satisfaction or waiver of the conditions hereinafter set forth, the parties hereto will file with the Secretary of State of Florida the articles of merger and other documents (the "Merger Documents"), in such forms as required by, and executed in accordance with, the relevant provisions of the FBCA in order to effect the Merger. The Merger shall become effective at such time as the Merger Documents shall have been accepted for filing with the Secretary of State of the State of Florida or such other times and dates as the parties agree to specify in the Merger Documents (the "Effective Time").

                  (c) Articles of Incorporation. The articles of incorporation of Newco (the "Articles of Incorporation") in effect at the time of the Merger shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended, as provided thereunder and in the FBCA.

                  (d) Bylaws. The bylaws of Newco (the "Bylaws") in effect at the time of the Merger shall be the Bylaws of the Surviving Corporation until altered, amended or repealed, as provided thereunder and in the Articles of Incorporation and the FBCA.

                  (e) Directors and Officers of the Surviving Corporation.

                       (i) The sole director of Newco at the Effective Time, Ted
         A. Fernandez, and the additional directors named as of the Effective Time (or within two (2) business days thereafter), Allan R. Frank, Ulysses S. Knotts, III, John F. Brennan, Luis San Miguel, Kenneth Goldberg and Kenneth Morris, shall be the directors of the Surviving Corporation and each shall hold such office from the Effective Time (or within two (2) business days thereafter) until his respective successor is duly elected or appointed and qualifies in the manner provided in the Articles of Incorporation and Bylaws, or as otherwise provided by law.

                       (ii) The officers of Newco at the Effective Time and Kenneth Goldberg and Kenneth Morris (in accordance with their respective Compliance agreements) shall be the officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws, or as otherwise provided by law.

                  (f) Effect of the Merger. The Merger shall have the effects set forth in the FBCA. Without limiting the generality of the foregoing, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Constituent Corporations shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Constituent Corporations shall become the debts, liabilities and duties of the Surviving Corporation. The purpose of the Surviving Corporation shall be the purposes of CFT immediately prior to the Merger. The total number of shares that the Surviving Corporation is authorized to issue shall be 1,000 shares of common stock, $0.01 par value per share.

                  (g) Conversion of CFT Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the Shareholders (except as indicated below):

                       (i) Each CFT Share issued and outstanding immediately prior to the Effective Time (other than any CFT Shares as to which the holders thereof shall have properly exercised appraisal rights under the FBCA) shall be converted into the right to receive its allocable portion of the Consideration (as hereinafter defined), as same is set forth in Section 2(h) below.

                       (ii) Each CFT Share held in the treasury of CFT immediately prior to the Effective Time shall be canceled and retired and cease to exist.

                       (iii) No interest, dividends or other distributions shall be payable upon the surrender of certificates that represented issued and outstanding CFT Shares immediately prior to the Effective Time.

                  (h) Consideration.

                       (i) The consideration for CFT Shares shall be composed of the Cash Portion of the Consideration, the Stock Portion of the Consideration and the Earned Payout Amount and the sum of all such amounts shall be referred to herein as the "Consideration."

                       (ii) ACG agrees to pay to the Shareholders in the aggregate the sum of (A) $4,800,000 (to be (1) decreased dollar for dollar by the payments made by CFT to terminate the CFT Options; and
         (2) increased or decreased, as the case may be, as set forth in Section 2(h)(v)) in cash (the "Cash Portion of the Consideration"); and (B) $9,973,000 (to be decreased as set forth in Section 2(k)) in the form of such number of ACG's Shares (the "Stock Portion of the Consideration") equal to $9,973,000 (as adjusted and to be decreased as set forth in

         Section 2(k)) divided by the ACG Market Price at Closing, all in exchange for the CFT Shares to be exchanged pursuant to the terms hereof.

                       (iii) The Cash Portion of the Consideration shall be paid by ACG to the Shareholders at the Closing by wire transfer of immediately available funds to an account designated by the Shareholders listed on Schedule 2(h). The Stock Portion of the Consideration shall be satisfied at the Closing by the issuance and delivery of stock certificates by ACG to the Shareholders; provided, however that each Shareholder (other than the ESOP) shall be required to enter into an equity subscription agreement in the form attached hereto as Exhibit A (the "Equity Subscription Agreement") and the ESOP shall enter into an Equity Subscription Agreement in form as agreed by ACG; provided, further that ACG's Shares issued to the ESOP shall be registered on Form S-8 as soon as practicable after the Closing (as hereinafter defined).

                       (iv) Each of (A) the Cash Portion of the Consideration and (B) the Stock Portion of the Consideration shall be allocated among the Shareholders in such dollar amounts determined pro rata in accordance with the Allocation Schedule.

                       (v) The Cash Portion of the Consideration payable at Closing shall be (A) decreased dollar for dollar by the amount of any outstanding Funded Indebtedness in excess of $1,465,671 and (B) increased dollar for dollar by the amount of any outstanding Funded Indebtedness which is less than $1,465,671 (provided, however, that if ACG believes that the Merger's eligibility to be treated as a tax-free reorganization under Section 368 of the Code would be jeopardized by any adjustment upward under this Section 2(h)(v)(B), ACG may require that the consideration of any such adjustment upward be comprised of fifty-five percent (55%) cash and forty-five percent (45%) ACG Shares.)

                  (i) Earned Payout Amount. In addition to the Cash Portion of the Consideration and the Stock Portion of the Consideration, ACG agrees to pay the Shareholders an amount (the "Earned Payout Amount") equal to the sum of the following:

                       (i) the sum of the following (referred to herein as the "First Tier Earned Payout Amount"): (A) the product of (1) the amount, if any, by which the Net Service Revenues earned during the First Tier Earned Payout Period exceeds $12,000,000 up to a maximum excess amount of $3,000,000 and (2) 2.19416; (B) the product of (1) the amount, if any by which the Net Service Revenues earned during the First Tier Earned Payout Period exceed $15,000,000 up to a maximum excess amount of $2,500,000 and (2) 0.64137; and (C) the product of (1) the amount, if any, by which the Net Service Revenues earned during the First Tier Earned Payout Period exceed $17,500,000 up to a maximum excess of $2,500,000 and (2) 0.17283; and

                       (ii) the following (referred to herein as the "Second Tier Earned Payout Amount"): the product of (A) the amount, if any, by which the Cross Sell Service Revenues earned during the Second Tier Earned Payout Period exceeds $2,000,000 up to a maximum excess amount of $8,000,000 and (B) 0.204125.

                  (j) Form and Date of Payment of Earned Payout Amount. The First Tier Earned Payout Amount, if any, shall be payable in the aggregate as follows: (i) 47.39% in cash (the "Cash Portion of the First Tier Earned Payout Amount") and (ii) 52.61% in such number of ACG's Shares to be determined as hereinafter described (the "Stock Portion of the First Tier Earned Payout Amount"); and the Second Tier Earned Payout Amount, if any, shall be payable in the aggregate as follows: (i) 47.39% in cash (the "Cash Portion of the Second Tier Earned Payout Amount" and collectively with the Cash Portion of the First Tier Earned Payout Amount, the "Cash Portion of the Earned Payout Amount") and
(ii) 52.61% in such number of ACG's Shares to be determined as hereinafter described (the "Stock Portion of the Second Tier Earned Payout Amount" and collectively with the Stock Portion of the First Tier Earned Payout Amount, the "Stock Portion of the Earned Payout Amount"); provided, that ACG's Shares issued to the ESOP shall be registered on Form S-8 as soon as practicable after the Closing.

                       (i) Cash Portion of Earnout. The Cash Portion of the Earned Payout Amount, if any, shall be payable (pro rata in accordance with the percentages set forth on the Allocation Schedule) to the Shareholders. The Cash Portion of the First Tier Earned Payout Amount shall be paid by wire transfer or other delivery of immediately available funds within sixty (60) days following the expiration of the First Tier Earned Payout Period to an account designated by the Shareholders. The Cash Portion of the Second Tier Earned Payout Amount shall be paid by wire transfer or other delivery of immediately available funds within sixty (60) days following the expiration of the Second Tier Earned Payout Period to an account designated by the Shareholders.

                       (ii) Stock Portion of First Tier Earned Payout Amount Payable to Shareholders. The Stock Portion of the First Tier Earned Payout Amount, if any, will be issued (pro rata in accordance with the percentages set forth on the Allocation Schedule) to the Shareholders by the delivery to each such Shareholder of the number ACG's Shares as calculated in this Section 2(j)(ii) (the "Shareholders' First Tier Earnout Shares"). The aggregate number of Shareholders' First Tier Earnout Shares will be equal to the number obtained by dividing the Stock Portion of the First Tier Earned Payout Amount by the ACG Market Price at First Tier Earnout. The Shareholders' First Tier Earnout Shares shall be issued (pro rata in accordance with the percentages set forth on the Allocation Schedule) to the Shareholders (as rounded down to the nearest whole number); provided, however, that each Shareholder receiving Shareholders' First

         Tier Earnout Shares shall enter into an Equity Subscription Agreement in respect of such shares.

                       (iii) Stock Portion of Second Tier Earned Payout Amount Payable to Shareholders. The Stock Portion of the Second Tier Earned Payout Amount, if any, will be issued (pro rata in accordance with the percentages set forth on the Allocation Schedule) to the Shareholders by the delivery to each such Shareholder of the number ACG's Shares as calculated in this Section 2(j)(ii) (the "Shareholders' Second Tier Earnout Shares"). The aggregate number of Shareholders' Second Tier Earnout Shares will be equal to the number obtained by dividing the Stock Portion of the Second Tier Earned Payout Amount by the ACG Market Price at Second Tier Earnout. The Shareholders' Second Tier Earnout Shares shall be issued (pro rata in accordance with the percentages set forth on the Allocation Schedule) to the Shareholders (as rounded down to the nearest whole number); provided, however, that each Shareholder receiving Shareholders' Second Tier Earnout Shares shall enter into an Equity Subscription Agreement in respect of such shares.

                       (iv) Payout of Stock Portion of Earnout. The Stock Portion of the First Tier Earned Payout Amount, if any, shall be payable on or before sixty (60) days following the expiration of the First Tier Earned Payout Period by the delivery of certificates representing Shareholders' First Tier Earnout Shares calculated in accordance with this Section 2(j)(ii). The Stock Portion of the Second Tier Earned Payout Amount, if any, shall be payable on or before sixty
         (60) days following the expiration of the Second Tier Earned Payout Period by the delivery of certificates representing Shareholders' Second Tier Earnout Shares calculated in accordance with this Section 2(j)(iii).

                       (v) Determination. The Earned Payout Amount shall be determined by PWC in accordance with the terms of this Agreement.

                  (k) Net Worth Adjustment. The First Tier Earned Payout Amount shall be adjusted downward on a dollar-for-dollar basis by the amount by which the Net Worth of CFT as of May 31, 1999, is less than $2,809,695 (the "Minimum Net Worth"). To the extent that the First Tier Earned Payout Amount is insufficient to fully satisfy any net worth adjustment required to be made pursuant to this Section 2(k), after taking into account any adjustment made pursuant to the first sentence of this Section 2(k), the Second Tier Earned Payout Amount shall be adjusted downward on a dollar-for-dollar basis by the amount by which the Net Worth of CFT as of May 31, 1999, is less than the Minimum Net Worth. To the extent the sum of the foregoing adjustments is less than the amount by which the Net Worth of CFT as of May 31, 1999, is less than the Minimum Net Worth, each of the Shareholders shall transfer and surrender to ACG such number of ACG Shares from their respective portion (pro rata in accordance with the percentages set forth on the Allocation Schedule) of the Stock Portion of the Consideration as will fully satisfy any net worth adjustment required to be made pursuant to this Section 2(k); provided, however, that if ACG believes that the Merger's eligibility to be treated as a tax-free reorganization under Section 368 of the Code would be jeopardized by any of the foregoing manners of adjustment or transfers, ACG may require that the consideration of any such adjustment or transfer be comprised of fifty-five percent (55%) cash and forty-five percent (45%) ACG Shares.

                  (l) Intentionally Blank.

                  (m) Closing Determination. The projected Net Worth of CFT as of May 31, 1999, shall initially be determined prior to the Closing Date by CFT in good faith within two (2) business days prior to the Closing Date (the "Closing Determination"). Following the Closing Date, the Net Worth of CFT as of May 31, 1999, shall be determined by PWC in accordance with the terms of this Agreement (at the expense of ACG), which determination (the "PWC Determination") shall be submitted in writing to ACG and the Shareholders' Representative on behalf of the Shareholders not later ninety (90) days after the Closing Date. Unless the Shareholders' Representative on behalf of the Shareholders (other than the ESOP) objects in writing to the PWC Determination within ten (10) business days of the receipt of such determination, the PWC Determination shall be final, conclusive and binding on the Parties. If no objection is made and if the PWC Determination is less than the Minimum Net Worth, ACG shall take the actions described in Section 2(k) above until the sum of (i) any adjustments to the Earned Payout Amount and (ii) any transfers by the Shareholders to ACG equals the amount by which the PWC Determination is less than the Minimum Net Worth. In the event that the Shareholders' Representative on behalf of the Shareholders disputes the PWC Determination within ten (10) days after the Shareholders' Representative's receipt thereof, the parties shall retain the Independent Accountants to review the disputed item(s) in the PWC Determination. The final determination (the "Final Determination") of such disputed item(s) by the Independent Accountants under this Section 2(m) shall be conclusive and binding on the parties hereto with respect to such disputed items(s) and any adjustments described in Section 2(k) above shall be made using the Final Determination (rather than the PWC Determination). The cost of retaining the Independent Accountants shall be borne by ACG; provided, however, that the Shareholders (other than the ESOP) shall reimburse ACG for the cost of the Independent Accountants in the event that the results of the Final Determination differ by less than 10% in favor of the Shareholders (or are equal to or differ in any amount in favor of ACG) from the results of the PWC Determination. Any binding determination under this Section 2(m) shall be a joint and several obligation of the Shareholders, on the one hand, and ACG and Newco, on the other hand.

                  (n) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hogan & Hartson L.L.P. in Washington, D.C., commencing at 9:00 a.m. local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby, or such other date as ACG and the Shareholders may mutually determine (the "Closing Date").

                  (o) Deliveries at the Closing. At the Closing, (i) the Shareholders will deliver to ACG the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) ACG will deliver to the Shareholders the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) each of the Shareholders will each deliver to ACG stock certificates representing all of its CFT Shares, endorsed in blank or accompanied by duly executed assignment documents, (iv) ACG will deliver to the Shareholders the Consideration specified in Section 2(h) above as may be adjusted after the Closing pursuant to Section 2(k) above, (v) the CFT Optionholders shall each deliver to ACG the Option Cancellation and Exchange Agreements required by Section 7(a) below, if applicable, and (vi) each party will deliver such other payments, documents and instruments as are required to be delivered by it at Closing under the terms of this Agreement.

                  (p) Intentionally Blank.

                  (q) Representative of Shareholders' (other than the ESOP) and Representative of the ESOP.

                       (i) In order to administer efficiently (A) the implementation of the Agreement by the Shareholders, (B) the waiver of any condition to the obligations of the Shareholders to consummate the transactions contemplated hereby, and (C) the settlement of any dispute with respect to the Agreement, the Shareholders (other than the ESOP) hereby designate Kenneth I. Goldberg as their representative (the "Shareholder's Representative"). For the same purposes, the Trustee shall be the representative of the ESOP (the "ESOP Representative").

                       (ii) The Shareholders (other than the ESOP) hereby authorize the Shareholders' Representative and the Trustee hereby confirms its authority as the ESOP Representative (A) to take all action necessary in connection with the implementation of the Agreement on behalf of the Shareholders, (B) to waive any condition to the obligations of the Shareholders to consummate the transactions contemplated hereby, (C) to settle any dispute involving the Shareholders on behalf of the Shareholders, (D) to give and receive all notices required to be given under the Agreement and (E) to take any and all additional action as is contemplated to be taken by or on behalf of the Shareholders by the terms of this Agreement.

                       (iii) In the event that the Shareholders' Representative or the ESOP Representative dies, becomes legally incapacitated or resigns from such position, W. Kenneth Morris shall fill such vacancy and shall be deemed to be the Shareholders' Representative and the acting ESOP Representative (pending appointment of a successor Trustee) for all purposes of the Agreement; provided, however, no change in the Shareholders' Representative or the ESOP Representative shall be effective until ACG is given notice of it by the Shareholders (other than the ESOP) or by the ESOP, as the case may be.

                       (iv) All decisions and actions by the Shareholders' Representative shall be binding upon all of the Shareholders (other than the ESOP), and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same, in the absence of fraud, gross negligence or willful misconduct of the Shareholders' Representative. The ESOP Representative shall have parallel authority with regard to the ESOP, and no participant or beneficiary of the ESOP shall have the right to object, dissent, protest or otherwise contest the same, in the absence of fraud, gross negligence or willful misconduct of the ESOP Representative (except to the extent that such right cannot be denied under applicable federal law).

                       (v) By their execution of this Agreement, the Shareholders (other than the ESOP) agree that: (A) ACG shall be able to rely conclusively on the instructions and decisions of the Shareholders' Representative as to any actions required or permitted to be taken by the Shareholders or the Shareholders' Representative hereunder, and no party hereunder shall have any cause of action against ACG for action taken by ACG in reliance upon the instructions or decisions of the Shareholders' Representative; (B) all actions, decisions and instructions of the Shareholders' Representative shall be conclusive and binding upon all of the Shareholders; no Shareholder shall have any cause of action against ACG or CFT for any action taken or omitted to be taken, decision made or omitted to be made or any instruction given or omitted to be given by the Shareholders' Representative; and no Shareholder shall have any cause of action against the Shareholders' Representative for any action taken, decision made or instruction given by the Shareholders' Representative under this Agreement, except for fraud, gross negligence or willful breach of this Agreement by the Shareholders' Representative; (C) the Shareholders' Representative shall be deemed to fulfill any fiduciary obligation to the Shareholders so long as no Shareholder is adversely affected by any action or failure to act of the Shareholders' Representative in a disproportionate measure compared to any other Shareholder; (D) because remedies available at law for any breach of the provisions of this Section 2(q) are inadequate, ACG shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if ACG brings an action to enforce the provisions of this Section 2(q); (E) the provisions of this Section 2(q) are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the Shareholders to the Shareholders' Representative and shall be binding upon the executors, heirs, legal representatives and successors of each Shareholder; (F) all reasonable fees and expenses incurred by the Shareholders' Representative shall be paid by the Shareholders; and (G) the Shareholders (other than the ESOP) hereby agree to indemnify the Shareholders' Representative from any loss, liability or expenses incurred without the grossly negligent conduct or bad faith on the part of the Shareholders' Representative and arising out of or in connection with his duties as Shareholders' Representative, including the costs, fees and expenses incurred by the Shareholders' Representative against any such claim or liability in connection herewith, and any such indemnity amount may be offset against any funds received by the Shareholders' Representative on behalf of the Shareholders (other than the ESOP).

                       (vi) Clauses (A) through (D), inclusive, of Section 2(q)(v) shall apply to the ESOP to that extent, and only to the extent, that the ESOP Representative has consented (such consent not to be unreasonably withheld) in writing to the action taken by the Shareholders' Representative.

                  (r) Other PWC Determinations. Other than as set forth in
Section 2(m) hereof, any determination to be made by PWC in accordance with the terms of this Agreement shall be made by PWC at the expense of ACG and shall be submitted in writing to ACG, the Shareholders' Representative on behalf of the Shareholders (other than the ESOP) and the ESOP Representative on behalf of the ESOP. Unless the Shareholders' Representative on behalf of the Shareholders (other than the ESOP) or the ESOP Representative on behalf of the ESOP objects in writing to such determination within ten (10) business days of the receipt of such determination, such determination shall be final, conclusive and binding on the Parties. In the event that the Shareholders' Representative on behalf of the Shareholders (other than the ESOP) or the ESOP Representative on behalf of the ESOP disputes the determination of PWC within ten (10) business days after the Shareholders' Representative's or the ESOP Representative's (as the case may be) receipt thereof, the Parties shall jointly retain the Independent Accountants to review the item(s) disputed by the Shareholders (other than the ESOP) and/or by the ESOP. The final determination (the "Independent Determination") of such disputed item(s) by the Independent Accountants shall be conclusive and binding on the parties hereto with respect to such disputed items(s) and any adjustments required to be made using the Independent Determination (rather than the determination by PWC). The cost of retaining the Independent Accountants under this Section 2(r) shall be borne by the party (i.e., the Shareholders' Representative on behalf of the Shareholders or the ESOP Representative on behalf of the ESOP) disputing the determination of PWC (or such cost shall be shared by the Shareholders on a proportionate basis if both the Shareholders' Representative on behalf of the Shareholders (other than the ESOP) and the ESOP Representative on behalf of the ESOP dispute the determination of PWC) in the event that the results of the Independent Determination differ by less than 15% in favor of the Shareholders (other than the ESOP) or the ESOP (as the case may be ) (or are e2.qual to or differ in any amount in favor of ACG) from the results of the determination of PWC. Any binding determination under this
Section 2(r) shall be a joint and several obligation of the Shareholders (other than the ESOP), on the one hand, and ACG and Newco, on the other hand.

               3. Representations and Warranties Concerning the Transaction.

                  (a) Representations and Warranties of each Shareholder. Each Shareholder (other than the ESOP) represents and warrants, severally, but not jointly, to ACG that, subject to the specific qualifications and limitations set forth below, the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to itself, or himself, except as set forth on Annex I attached hereto:

                       (i) Authorization of Transaction. The Shareholder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Shareholder. The Trustee has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Trustee. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally, and to general equity principles, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (the terms of clause (A) and (B) are sometimes collectively referred to as the "Equitable Exceptions"). The Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement (other than as provided for in Article 2 of this Agreement).

                       (ii) Noncontravention. Neither the execution and the delivery of this Agreement by the Shareholder or the Trustee, nor the consummation of the transactions contemplated hereby by the Shareholder or the Trustee, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other Material restriction of any government, governmental agency, or court to which the Shareholder is subject (B) conflict with, result in a Material breach of, constitute a Material default under, result in the acceleration of, create in any part the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Shareholder is a party or by which it is bound or to which any of its assets is subject, or (C) violate or conflict with any provisions of CFT's articles of incorporation and bylaws or equivalent constituent documents, or violate or conflict with the provisions of the ESOP, the Code or ERISA.

                       (iii) Broker's Fees. Except as set forth in Annex I (the payment of which is the sole responsibility of the Shareholders (other than the ESOP)), no Shareholder has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which ACG could become liable or obligated.

                       (iv) Investment. The Shareholder is not acquiring ACG's Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                       (v) CFT Shares. Except as set forth in Section 3(a)(v) of the Disclosure Schedule, the Shareholder holds of record and owns beneficially the number of CFT Shares set forth next to its name in
         Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), claims, Taxes, Security Interests, options, warrants, rights, contracts, calls, commitments, equities, and demands. The Shareholder is not a party to (or has otherwise waived all rights under) any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of CFT (other than this Agreement). The Shareholder is not a party to (or has otherwise terminated) any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of CFT, other than as set forth in Annex I.

                       (vi) Disclosure. The representations and warranties regarding the Shareholder contained in this Section 3(a) as amended, modified and/or supplemented by Annex I do not contain any untrue statement of a fact or omit to state any Material fact necessary in order to make the statements and information contained in this Section 3(a) not misleading.

                  (b) Representations and Warranties of ACG and Newco. ACG and Newco represent and warrant to the Shareholders that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)), except as set forth in Annex II attached hereto.

                       (i) Organization of ACG and Newco. Each of ACG and Newco is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                       (ii) Authorization of Transaction. Each of ACG and Newco has full power and authority (including full corporate power and authority), and each has taken all corporate action necessary to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly executed and delivered by ACG and Newco. This Agreement constitutes the valid and legally binding obligation of ACG and Newco, enforceable in accordance with its terms and conditions except for the Equitable Exceptions. Neither ACG nor Newco needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement (other than (i) filing the certificates of Merger with the Secretary of State of the State of Florida,

         (ii) any necessary filings pursuant to federal and state securities and antitrust laws and (iii) as provided for in Article 2 of this Agreement).

                       (iii) Noncontravention. Neither the execution and the delivery of this Agreement by ACG or Newco, nor the consummation of the transactions contemplated hereby by ACG or Newco, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other Material restriction of any government, governmental agency, or court to which each of ACG or Newco is subject or any provision of its respective articles of incorporation or bylaws,
         (B) conflict with, result in a Material breach of, constitute a Material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which ACG or Newco is a party or by which it is bound or to which any of its assets is subject and which has a Material adverse effect on ACG, or (C) violate or conflict with any provisions of ACG's articles of incorporation and bylaws or equivalent constitutive documents.

                       (iv) Brokers' Fees. Neither Newco nor ACG has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Shareholders could become liable or obligated.

                       (v) Investment. Neither Newco nor ACG is acquiring CFT Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                  (c) Statement of Northern Trust Regarding Fiduciary Capacity. Any other provision of the Agreement to contrary notwithstanding, Northern Trust Bank of Florida N.A. ("Northern Trust") signs the Agreement solely in its fiduciary capacity as trustee of Trust No. 1 and Trust No 2 and not in its individual corporate capacity and its liability under the Agreement is limited to the trust assets in its possession at the time it receives actual notice of any claim under the Agreement. Northern Trust owns shares of CFT only in its fiduciary capacity as trustee for the benefit of others and has no control over or authority regarding the operations of CFT or its employees, facilities, books or records.

               4. Representations and Warranties Concerning CFT. The
Principals jointly and severally represent and warrant to ACG that, subject to the specific qualifications and limitations set forth herein, the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule delivered by the Shareholders to ACG on the date hereof and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule may be updated one or more times prior to the Closing Date. Any updated Disclosure Schedule shall be delivered at or before the Closing. In the event any such updated Disclosure Schedule indicates a material change from information previously provided to ACG, ACG shall be entitled to terminate this Agreement (without any liability whatsoever to CFT or Shareholders) by written notice delivered to CFT following receipt of such updated Disclosure Schedule. An event or matter that causes any representation or warranty contained in this Section to be inaccurate, incorrect or false will not be deemed to be "Material," to have a "Material" change in or in respect of, to have a "Material" adverse effect or to be "Materially" affected unless the loss that may reasonably be expected to occur to CFT with respect to such event or matter, when taken together with all other related losses that may reasonably be expected to occur to CFT as a result of any such events or matters, would exceed $20,000 in the aggregate or unless such event or matter constitutes a criminal violation of law. For purposes of this paragraph, the word "loss" shall mean any and all direct or indirect payments, obligations, assessments, losses, losses of income, liabilities, costs and expenses paid or incurred, or reasonably likely to be paid or incurred, or diminutions in value or reduction in benefits or rights of any kind or character (whether or not known or asserted before the date of this Agreement, fixed or unfixed, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise) that are reasonably likely to occur, including without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing, and any reasonable legal or other expenses reasonably expected to be incurred in connection with defending any demands, claims, actions or causes of action that, if adversely determined, could reasonably be expected to result in losses, and all amounts paid in settlement of claims or actions; provided, however, that losses shall be net of any insurance proceeds entitled to be received from a nonaffiliated insurance company on account of such loss (after taking into account any cost incurred in obtaining such proceeds or any increases in insurance premiums as a direct result thereof). A Customer Contract or Agreement is "Material" if during either calendar year 1998 or 1999 such Customer Contract or Agreement produced or is expected to produce $50,000 of Net Service Revenues. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception in a manner sufficient to give reasonable notice of the facts or circumstances which cause the disclosure in the Disclosure Schedule to constitute an exception to a representation or warranty. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

                  (a) Organization, Qualification, and Corporate Power. CFT is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Except as disclosed in Section 4(a) of the Disclosure Schedule, CFT is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, unless the failure to so qualify would not have a Material adverse effect on CFT or its business. CFT has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of CFT. The Principals have delivered to ACG correct and complete copies of the articles of incorporation and bylaws of CFT (as amended to date). The minute books containing the records of meetings and/or resolutions of the stockholders, the board of directors, and any committees of the board of directors, the stock certificate books and the stock record books of CFT are correct and complete in all Material respects. CFT is not in default under or in violation of any provision of its articles of incorporation or bylaws.

                  (b) Capitalization. The entire authorized capital stock of CFT consists of (i) 30,000,000 shares of CFT Class A Common, 13,289,893.2 of which are issued and outstanding, none of which are subject to issuance pursuant to vested options which will be canceled at Closing, none of which are subject to issuance pursuant to unvested options which will be canceled at Closing and none of which are reserved for issuance pursuant to future option grants, (ii) 10,000,000 shares of CFT Class B Common, 446,000 of which are issued and outstanding, 51,181.2 of which are subject to issuance pursuant to vested options which will be canceled at Closing, 1,416,676.8 of which are subject to issuance pursuant to unvested options which will be canceled at Closing and none of which are reserved for issuance pursuant to future option grants, (iii) 10,000,000 shares of CFT Preferred Stock, none of which are issued and outstanding and none of which are subject to issuance pursuant to vested or unvested options and none of which are reserved for issuance pursuant to future option grants. No CFT Shares are held in treasury. All of the issued and outstanding CFT Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Shareholders. Except as set forth on Section 4(b) of the Disclosure Schedule, (i) there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which CFT is a party or which are binding upon CFT providing for the issuance, disposition, or acquisition of any of its capital stock; (ii) there are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to CFT; and (iii) there are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of CFT.

                  (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which CFT is subject or any provision of the articles of incorporation or bylaws of CFT, (ii) conflict with, result in a Material breach of, constitute a Material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which CFT is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), or (iii) violate or conflict with any provisions of the CFT's articles of incorporation and bylaws, or equivalent constitutive documents, of CFT or violate or conflict with the provisions of the ESOP, the Code or ERISA. CFT has procured all third party consents and given all notices required in connection with this Agreement and the transactions contemplated hereby, including without limitation all action necessary in connection with and/or the receipt of any notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties, as set forth herein or in the Disclosure Schedule, including without limitation any filing required under the Hart Scott Rodino Act.

                  (d) Subsidiaries. CFT has no Subsidiaries.

                  (e) Financial Statements; Net Worth. Attached hereto as Exhibit C are the following financial statements (collectively, the "Financial Statements"): audited balance sheet and statement of income, changes in stockholder's equity, and cash flow as of and for the fiscal year ended December 31, 1998 (the "Most Recent Fiscal Year End"), and unaudited balance sheet and statement of income, and changes in stockholder's equity as of and for the fiscal years ended 1996, 1997 and 1998 and unaudited balance sheet and statement of income, as of and for the five (5) month period ended May 31, 1999 (the "Stub Period End"), for CFT. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are correct and complete, fairly present the financial condition of CFT as of such dates, and are consistent with the books and records of CFT (which books and records are correct and complete), subject, in the case of the Stub Period Financial Statements, to normal adjustments upon audit.

                  (f) Events Subsequent to December 31, 1998. Since December 31, 1998, except as set forth on Section 4(f) Disclosure Schedule, there has not been any Material adverse change in the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of CFT. Without limiting the generality of the foregoing since that date except as set forth on the Disclosure Schedule:

                       (i) CFT has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                       (ii) CFT has not entered into any contract, lease, sublease, license or sublicense (or series or related contracts, leases, subleases, licenses and sublicenses) either involving more than $35,000 or outside the Ordinary Course of Business;

                       (iii) CFT has not accelerated, terminated, modified, or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) involving more than $25,000 to which CFT is a party or by which it is bound;

                       (iv) no party has notified CFT of any acceleration, termination, modification or cancellation of any outstanding Customer Contract or Agreement or any contract, agreement, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses), other than any employment agreements entered into in the Ordinary Course of Business, involving more than $25,000 to which CFT is a party or by which it is bound;

                       (v) CFT has not imposed any Security Interest upon any of its assets, tangible or intangible;

                       (vi) CFT has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 individually or $30,000 in the aggregate, or outside the Ordinary Course of Business;

                       (vii) CFT has not made any capital investment in, any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans, and acquisitions) involving more than $50,000 in the aggregate;

                       (viii) CFT has not created, incurred, assumed, or guaranteed any indebtedness (including capitalized lease obligations) involving more than $10,000 individually or in the aggregate or outside the Ordinary Course of Business;

                       (ix) CFT has not delayed or postponed (beyond its normal practice) the payment of any accounts payable and other Liabilities or made any changes in any accounting methods or procedures not required by GAAP;

                       (x) CFT has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business;

                       (xi) CFT has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                       (xii) there has been no change made or authorized in the articles of incorporation or bylaws of CFT;

                       (xiii) CFT has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock;

                       (xiv) CFT has not declared, set aside, or paid any dividend or distribution with respect to its capital stock nor redeemed, purchased, or otherwise acquired any of its capital stock;

                       (xv) CFT has not made any consulting or other payment to any Shareholder;

                       (xvi) CFT has not experienced any damage, destruction or loss involving more than $25,000 (whether or not covered by insurance) to its property;

                       (xvii) CFT has not made any loan to, or entered into any other transaction with, any of its officers, directors or employees (who are not Shareholders) outside the Ordinary Course of Business giving rise to any claim or right on its part against the person or on the part of the person against it;

                       (xviii) CFT has not made any loan to, or entered into any other transaction with, any of the Shareholders giving rise to any claim or right on its part against the person or on the part of such person against it;

                       (xix) CFT has not entered into any employment contract or collective bargaining agreement, written or oral, or modified in any material respect the terms of any existing such contract or agreement with any of its full-time staff employees;

                       (xx) CFT has not granted an increase outside the Ordinary Course of Business in the base compensation of any of its directors, officers, and employees (other than the Shareholders);

                       (xxi) CFT has not granted an increase in the base compensation of any of the Shareholders, nor has CFT made any payments or promises or commitments to make any other payments (other than salary and reimbursement of customary expenses) to any of the Shareholders, including without limitation bonuses.

                       (xxii) CFT has not adopted any (A) bonus, (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life, or other insurance, (G) severance, or (H) other plan, contract or commitment for any of its directors, officers, and employees, or modified or terminated any existing such plan, contract or commitment;

                       (xxiii) CFT has not made any other change in employment terms for any of its directors, officers, and full-time staff employees;

                       (xxiv) CFT has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                       (xxv) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving CFT; and

                       (xxvi) CFT has not entered into any legally binding agreement to commit to any of the foregoing.

                  (g) Undisclosed Liabilities. CFT does not have any Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against CFT giving rise to any Liability, including, without limitation, Liability under the Fair Labor Standards Act of 1938, as amended and the rules and regulations promulgated thereunder) which is individually or in the aggregate in excess of $5,000, except for (i) Liabilities set forth on the face of the Stub Period End Balance Sheet (rather than in any notes thereto), and (ii) Liabilities which have arisen after the Stub Period End in the Ordinary

Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceedings, hearing, investigation, claim, or demand).

                  (h) Tax Matters. Except as set forth in Section 4(h) of the Disclosure Schedule:

                       (i) CFT has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by CFT (whether or not shown on any Tax Return) based on operations through the Stub Period End have been paid or accrued on the Stub Period End Balance Sheet. CFT currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any authority in a jurisdiction where CFT does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of CFT that arose in connection with any failure (or alleged failure) to pay any Tax.

                       (ii) CFT has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party and CFT has properly reflected the status of all employees and independent contractors in connection therewith as required by applicable Tax law and the Fair Labor Standards Act of 1938, as amended, and the rules and regulations promulgated thereunder.

                       (iii) None of the Principals nor CFT has received, nor do any of them have Knowledge of, any notice that any authority intends to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of CFT either (A) claimed or raised by any authority in writing or (B) as to which any of the Principals have Knowledge based upon personal contact with any agent of such authority. Section 4(h) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to CFT for taxable periods ended on or after December 31, 1990, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Principals have delivered to ACG correct and complete copies of all federal income Tax Returns filed, examination reports received, and statements of deficiencies assessed against or agreed to, by CFT since December 31, 1991.

                       (iv) CFT has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                       (v) CFT has not filed a consent under Code Section 341(f) concerning collapsible corporations. CFT has not made any payments, is not obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible to CFT under Code Section 280G. CFT has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code
         Section 897(c)(1)(A)(ii). CFT has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. CFT is not a party to any Tax allocation or sharing agreement. CFT has never been (nor has any Liability for unpaid Taxes because it once was) a member of an Affiliated Group filing a consolidated federal income Tax Return and has never incurred any Liability for the Taxes of any Person under Treasury Regulationss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, during any part of any consolidated return year within any part of which consolidated return year also was a member of the Affiliated Group. CFT has not had at any time during its existence any subsidiaries (including any "qualified subchapter S subsidiaries") within the meaning of Section 1361(b)(3)(13) of the Code or a merger. CFT would not be liable for any Tax under Section 1374 of the Code in connection with a deemed sale of CFT's assets caused by an election under Section 338(h)(10) of Code. CFT has not, in the past ten (10) years, (i) acquired assets from another corporation in a transaction in which CFT's Tax basis for the acquired assets was determined in whole or in part by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any other corporation that is a qualified subchapter S subsidiary.

                       (vi) Section 4(h) of the Disclosure Schedule sets forth the following information with respect to CFT as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to CFT; and (B) the amount of any deferred gain or loss allocable to CFT arising out of any Deferred Intercompany Transaction.

                       (vii) The unpaid Taxes of CFT through the Stub Period End do not exceed the reserve for Tax Liability set forth on the face of the Stub Period Balance Sheet.

                       (viii) The Company (and any predecessor of the Company) was been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code from its inception until December 31, 1995. With respect to all states which for state Tax purposes allow a corporation to be treated as an S corporation or similar entity entitled to special Tax treatment, all elections for such treatment were properly and validly made and the Company has maintained compliance at all times with all applicable qualifications and filing procedures for such treatment.

                       (ix) CFT will not be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date (i) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law) entered into on or prior to the Closing Date, (iii) as a result of any sale reported on the installment method where such sale occurred on or prior to the Closing Date, and (iv) as a result of any prepaid amount received on or prior to the Closing Date.

                       (x) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer taxes, real estate transfer taxes or similar taxes will be imposed upon the exchange of the CFT Shares pursuant to this Agreement.

                  (i) Tangible Assets. CFT owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted based on affirmative action or steps taken by CFT prior to Closing. Each such tangible asset is free from Material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

                  (j) Owned Real Property. CFT does not own nor does it have any interest in any real property or improvements thereon (other than the leases disclosed in Section 4(j) of the Disclosure Schedule, and the leasehold improvements relating to the same) nor does CFT have any options, agreements or contracts under which it has the right or obligation to acquire any interest in any real property or improvements (other than as disclosed in Section 4(j) of the Disclosure Schedule)

                  (k) Intellectual Property.

                       (i) Attached hereto as Section 4(k) of the Disclosure
         Schedule is a list and brief description of all Intellectual Property owned, utilized or licensed by CFT. CFT has furnished ACG with copies of all written license agreements to which CFT is a party, either as licensor or licensee, with respect to any Intellectual Property. CFT has good title to or the right to use all the Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of CFT's business as presently conducted or currently proposed to be conducted without the payment of any royalty or similar payment, and CFT is not infringing on any Intellectual Property right of others, and none of the Principals has Knowledge of any infringement by others of any such rights owned by CFT.

                       (ii) All licenses referred to on Section 4(k) of the Disclosure Schedule are valid and binding obligations of CFT and, to the Knowledge of the Principals, the other parties thereto, and are enforceable against CFT and, to the Knowledge of the Principals, the other parties thereto in accordance with their respective terms, except for the Equitable Exceptions. CFT owns and possesses all right, title and interest in and to, or has the right to use pursuant to a valid license, all Intellectual Property necessary for the operation of the business of CFT as presently conducted.

                       (iii) Except as set forth on Section 4(k)(iii) of the Disclosure Schedule, all personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of any Intellectual Property have executed the nondisclosure agreements set forth in Section 4(k) of the Disclosure Schedule.

                       (iv) The Principals have also delivered to ACG correct and complete samples or copies of all trademarks, service marks, trade names, copyrights, patents, registrations and, as related to the foregoing, applications, licenses, agreements, and permissions (as amended to date) held by CFT, and have made available to ACG correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property necessary for the conduct of the business of CFT as heretofore conducted, each as set forth on
         Section 4(k) of the Disclosure Schedule: (A) the identified owner possesses all right, title, and interest in and to the item; (B) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge; (C) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the Knowledge of any of the Principals, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and (D) except pursuant to standard (i.e., boilerplate), non-negotiated indemnity provisions set forth in standard commercial customer contracts to which it is party, CFT has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item. All Intellectual Property created or developed by any Shareholder and any other current employee of CFT that has been used historically by CFT or is being used currently by CFT shall be one hundred percent (100%) owned by CFT as of the Closing Date.

                       (v) Except as set forth on Section 4(k) of the Disclosure Schedule, all of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) owned by CFT or, to CFT's Knowledge, licensed by CFT, that are used or relied on by CFT in the conduct of its business will not in any Material respect malfunction, cease to function, generate incorrect data, and produce incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

                  (l) Real Property Leases. Section 4(l) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to CFT. The Principals have delivered to ACG correct and complete copies of the leases and subleases listed in Section 4(l) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(l) of the Disclosure Schedule:

                       (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect, subject to the Equitable Exceptions;

                       (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the Closing;

                       (iii) CFT is not and, to the Knowledge of the Principals, no other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                       (iv) CFT has not and, to the Knowledge of the Principals, no other party to the lease or sublease has repudiated any provision thereof;

                       (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                       (vi) CFT has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                       (vii) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in all Material respects in accordance with applicable laws, rules, and regulations.

                  (m) Contracts. Section 4(m) of the Disclosure Schedule lists the following contracts, agreements, Customer Contracts or Agreements and other written arrangements to which CFT is a party:

                       (i) any written agreement or arrangement (or group of related written agreements or arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $35,000 per annum;

                       (ii) any written agreement or arrangement (or group of related written agreements or arrangements) for the furnishing or receipt of services which either calls for performance over a period of more than one year or involves more than the sum of $25,000 per annum or $75,000 over the life of such agreement;

                       (iii) any written agreement or arrangement concerning a partnership or joint venture;

                       (iv) any written agreement or arrangement (or group of related written agreements or arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $35,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                       (v) any written agreement or arrangement requiring confidentiality or noncompetition other than agreements with customers, employees or subcontractors in the Ordinary Course of Business;

                       (vi) any written agreement or arrangement with any of its directors, officers, or employees, or any of its Affiliates;

                       (vii) any written agreement or arrangement under which the consequences of a default or termination could have an adverse effect on the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of CFT;

                       (viii) any written Customer Contract or Agreement; and

                       (ix) any other written arrangement (or group of related written arrangements) either involving more than $25,000 per annum or not entered into in the Ordinary Course of Business.

                  CFT has delivered to ACG a correct and complete copy of each written agreement or arrangement listed in Section 4(m) of the Disclosure Schedule (as amended to date). With respect to each written arrangement so listed: (A) the written arrangement is legal, valid, binding, enforceable, and in full force and effect, subject to the Equitable Exceptions; (B) the written arrangement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing; (C) CFT is not nor, to the Knowledge of the Principals, is any other party in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (D) CFT is not nor, to the Knowledge of the Principals, has any other party, repudiated any provision of the written arrangement. CFT is not a party to any oral contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Section 4(m) of the Disclosure Schedule under the terms of this
Section 4(m). No uncompleted Customer Contract or Agreement obligating CFT to perform services will result in a Material loss to CFT upon completion of performance. CFT has not been notified that any of its customers intends either to dispute charges under or to terminate early a Customer Contract or Agreement.

                  (n) Notes and Accounts Receivable; Funded Indebtedness; Liens. Except as set forth on Section 4(n) of the Disclosure Schedules, all notes and accounts receivable of CFT are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject to CFT's reserves for bad debt as set forth on the Stub Period Balance Sheet. Except as set forth on Section 4(n) of the Disclosure
Schedule in amounts described therein, there shall be no Funded Indebtedness.

                  (o) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of CFT, except such powers of attorney that might exist in connection with amendments to be made to the ESOP undertaken by the ESOP and/or its authorized representatives to be filed with the Internal Revenue Service.

                  (p) Insurance. Section 4(p) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which CFT has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years:

                       (i) the name address and telephone number of the agent;

                       (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                       (iii) the policy number and the period of coverage;

                       (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                       (v) a description of any retroactive premium adjustments or other loss sharing arrangements.

                  With respect to each such insurance policy: (A) the policy is legal, valid, binding, and enforceable and in full force and effe0ct; (B) the policy will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms immediately following the Closing Date; (C) CFT is not in Material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a Material breach or default or permit termination, modification, or acceleration, under the policy; and (D) CFT has not, and to the Knowledge of the Principals, no party to the policy has repudiated any provision thereof. CFT has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Except as set forth on Section 4(p) of the Disclosure Schedule, CFT currently has no and has never had any self-insurance arrangements.

                  (q) Litigation. Section 4(q) of the Disclosure Schedule sets forth each instance in which CFT (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (ii) is a party or, to the Knowledge of the Principals, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. No action, suit, or proceeding is pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would
(A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) result in any Material adverse effect on CFT. Except as specifically described on Section 4(q) of the Disclosure Schedule, no matter listed thereon could reasonably be expected, individually, to result in a Material adverse effect to CFT. None of the Principals has any Knowledge that any such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against CFT.

                  (r) Employees. To the Principals Knowledge, no employee or any group of employees has any plans to terminate employment with CFT. CFT is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. CFT has not committed any unfair labor practices. There are no organizational efforts presently being made or, to the Knowledge of the Principals, threatened by or on behalf of any labor union with respect to employees of CFT.

                  (s) Employee Benefits. Section 4(s) of the Disclosure Schedule lists all Employee Benefit Plans that CFT maintains or to which CFT contributes for the benefit of any current or former employee of CFT or under which CFT has any Liability (the "CFT Employee Benefit Plans") and identifies each such Plan that is an Employee Pension Benefit Plan (a "CFT Employee Pension Benefit Plan") or an Employee Welfare Benefit Plan (a "CFT Employee Welfare Benefit Plan").

                       (i) Each CFT Employee Benefit Plan (and each related trust or insurance contract) complies in form and in operation in all Material respects with the applicable requirements of ERISA and the Code.

                       (ii) All required reports and descriptions, if any, (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each CFT Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code
         Section 4980B ("COBRA") have been met with respect to each CFT Employee Welfare Benefit Plan.

                       (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each CFT Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each CFT Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of CFT. All premiums or other payments which are due for all periods ending on or before the Closing Date have been paid with respect to each CFT Employee Welfare Benefit Plan.

                       (iv) Each CFT Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a) and has received a currently valid and favorable determination letter from the Internal Revenue Service, and nothing has occurred since the receipt of such letter that would affect the tax qualified status of each such Employee Pension Benefit Plan. The foregoing to the contrary notwithstanding, one or more CFT Pension Benefit Plans may require amendment prior to the expiration of the documentary compliance amendment period established by the Internal Revenue Service (and presently scheduled to expire at the end of the first plan year beginning after December 31, 1999); such amendments to reflect legislative and regulatory changes occurring or effective after the most recent iteration or amendment of the subject plan. Some of the required amendments will be retroactive in effect, but no retroactive amendment will be required to be materially inconsistent with the manner in which the subject plan has been operated between the effective date of the change in law or regulation giving rise to the need to make such amendment and the date of this Agreement.

                       (v) The market value of assets under each CFT Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of Liabilities thereunder (determined on an accumulated benefit obligation basis) as of the last day of the most recent plan year. No CFT Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any CFT Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Principals, threatened.

                       (vi) There have been no Prohibited Transactions with respect to any CFT Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any CFT Employee Benefit Plans. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to the administration or the investment of the assets of any CFT Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Principals, threatened. None of the Principals has any Basis for any such charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand.

                       (vii) The Principals have delivered to ACG correct and complete copies of (A) the plan documents and summary plan descriptions, (B) the most recent determination letter received from the Internal Revenue Service, (C) the most recent Form 5500 Annual Report, and (D) all related trust agreements, insurance contracts, and other funding agreements which implement each CFT Employee Benefit Plan of CFT.

                       (viii) Any loan incurred by the ESOP ("ESOP Loan") to acquire "qualifying employer securities", as that term is defined for purposes of Section 4975 of the Code, has been paid and any obligations under the ESOP Loan fully discharged, and there are no outstanding ESOP Loans. Except as set forth on Section 4(s) of the Disclosure Schedule, there is no agreement or promise, written or oral, of CFT to effect that any CFT Employee Benefit Plan may not be terminated at CFT's discretion at any time, subject to applicable law. All CFT Employee Benefit Plans could be terminated as of the Closing without Material liability in excess of the amount accrued therefore on the CFT balance sheet used to determine the Net Worth of CFT at Closing. The balance sheet of CFT used to determine the Net Worth of CFT reflects all accrued vacation and other benefits, including any share repurchase obligations, related to the ESOP accumulated as of May 31, 1999, for CFT's employees as of the date hereof.

                  CFT does not contribute to, has never contributed to, nor ever has been required to contribute to any Multiemployer Plan, and CFT has no Liability (including withdrawal Liability) under any Multiemployer Plan. CFT has not incurred, and none of the Principals has Knowledge that CFT will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any Employee Pension Benefit Plan that CFT and the Controlled Group of Corporations, which includes CFT, maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute or has or ever has had any Liability. CFT does not maintain, nor has it ever maintained or contributed to or ever been required to contribute to, any Employee Welfare Benefit Plan providing health, accident, or life insurance benefits to former employees, their spouses, or their dependents (other than in accordance with COBRA).

                  (t) Guaranties. Except as set forth on Section 4(t) of the Disclosure Schedule, CFT is not a guarantor nor is it otherwise liable for any Liability or obligation (including indebtedness) of any other person.

                  (u) Environment, Health, and Safety.

                       (i) CFT and its respective predecessors and Affiliates have complied with all laws (including rules and regulations thereunder) of federal, state, local, and foreign governments (and all agencies thereof properly applicable to it) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against any of them alleging any failure to comply with any such law or regulation.

                       (ii) CFT has no Material Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against CFT giving rise to any Material Liability) under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any federal, state, local, or foreign government (or agency thereof) concerning employee health and safety.

                       (iii) CFT does not have any Material Liability (and CFT has not exposed any employee to any substance or condition that could form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to statute) against CFT giving rise to any Liability) for any illness of or personal injury to any employee.

                       (iv) CFT has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state, local, and foreign laws (including rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharge, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

                       (v) Legal Compliance. Except as it would not, individually or in the aggregate, have a Material adverse effect:

                       (i) CFT has complied with all laws (including rules and regulations thereunder) of federal, state, local, and foreign governments (and all agencies thereof properly applicable to it) , including, without limitation, the Fair Labor Standards Act of 1938, as amended, and the rules and regulations promulgated thereunder. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against CFT which is currently pending and alleges any failure to comply with any such law or regulation.

                       (ii) CFT has complied with all applicable laws (including rules and regulations thereunder) relating to the employment of labor (including but not limited to the engagement of independent contractors under the Fair Labor Standards Act of 1938, as amended, and the rules and regulations promulgated thereunder), employee civil rights, the hiring and engaging of non-United States citizens, and equal employment opportunities.

                       (iii) CFT has not violated in any respect or received a notice or charge asserting any violation of the Sherman Act, the Clayton Act, the Robinson-Patman Act, or the Federal Trade Act, each as amended.

                       (iv) CFT has not:

                            (A) made or agreed to make any contribution,
                  payment, or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the laws of any federal, state, local, or foreign jurisdiction;

                            (B) established or maintained any unrecorded fund or
                  asset for any purpose, or made any false entries on any books or records for any reason; or

                            (C) made or agreed to make any contribution, or
                  reimbursed any political gift or contribution made by any other person, to any candidate for federal, state, local, or foreign public office in excess of $500.

                       (v) CFT has filed all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all Material respects) under all applicable laws (including rules and regulations thereunder).

                       (vi) CFT has possession of all records and documents it was required to retain under all applicable laws (including rules and regulations thereunder).

                  (w) Certain Business Relationships with CFT. Except as set forth in Section 4(w) of the Disclosure Schedule, none of the Shareholders nor any of their respective Affiliates has been involved in any business arrangement or relationship with CFT within the past twelve (12) months other than customary employment relationships in the Ordinary Course of Business, and none of the Shareholders nor any of their Affiliates owns any Material property or right, tangible or intangible, which is used in CFT's Business.

                  (x) Brokers' Fees. CFT does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or similar representative with respect to the transactions contemplated by this Agreement.

                  (y) Personal Use Assets; Debts and Obligations Owed to CFT The Shareholders have purchased any personal use assets (excluding automobiles) from CFT at a purchase price equal to the greater of (A) the net book value of such assets as of the Closing Date or (B) the outstanding indebtedness (including, without limitation all Funded Indebtedness) secured by such assets; provided, however, personal use assets under this paragraph shall not include cellular telephones and pagers purchased by CFT for use by its officers and employees. The Shareholders and all of CFT's officers, directors and/or other senior employees have repaid in full all debts and other obligations, if any, owed to CFT.

                  (z) Disclosure. The representations and warranties contained in this Section 4 as amended, modified and/or supplemented by the Disclosure Schedule do not contain any untrue statement of a fact or omit to state any Material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

              5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing or the earlier termination of this Agreement.

                  (a) General. Each of the Parties including the ESOP, but only to the extent that the Trustee deems it in the best interests of the participants and beneficiaries of the ESOP, will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 7 below).

                  (b) Notices and Consents. The Principals will cause CFT and the ESOP to give any notices to third parties, and will cause CFT to use its reasonable best efforts to obtain third-party consents, that ACG may reasonably request in connection with the matters disclosed or required to be disclosed in the Disclosure Schedule. Except the ESOP to the extent that the Trustee deems it not to be in the best interests of the participants and beneficiaries thereunder, each of the Parties will take any additional action (and the Shareholders will cause CFT to take any additional action) that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that he, she or it may be required to give, make, or obtain.

                  (c) Operation of Business. Except as contemplated hereby, or as may be incidental to or in furtherance of the transactions contemplated hereby, or as may have been set forth herein or in the Disclosure Schedule, the Shareholders will not cause or permit CFT to engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Shareholders will not cause or permit CFT to engage in any practice, take any action, embark on any course of inaction, or enter into any transaction of the sort described in Section 4(f) above.

                  (d) Preservation of Business. Except as contemplated hereby, or as may be incidental to or in furtherance of the transactions contemplated hereby, or as may have been set forth herein or in the Disclosure Schedule, CFT will (and Shareholders (other than the ESOP) will cause CFT to) use its best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

                  (e) Access.

                       (i) The Shareholders will permit, and the Shareholders (other than the ESOP) will cause CFT to permit, representatives of ACG, during normal business hours and upon one (1) business day's notice, full access to CFT's personnel, officers, agents, employees, assets, properties, titles, contracts, other books, records (including, without limitation Tax records), files, documents (including financial, tax basis, budget projections, auditors' work papers and other information as ACG may reasonably request), customers, suppliers and independent auditors of or pertaining to CFT; provided, that the representatives of ACG shall be accompanied, at the Shareholders' Representative's option, by either Goldberg or Morris.

                       (ii) Additionally, the Shareholders (other than the ESOP) will provide ACG opportunities to meet with key employees and/or customers of CFT and to otherwise conduct due diligence in respect of CFT.

                  (f) Notice of Developments. The Shareholders (other than the
ESOP) will give prompt written notice to ACG of any Material development affecting the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of CFT. Each Party will give prompt written notice to the others of any Material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement. Except for the right of the Shareholders (other than the ESOP) to update any Disclosure Schedule as provided in Section 4 hereof, no disclosure by any Party pursuant to this Section 5(f) however, shall be deemed to amend or supplement Annex I, Annex II or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, and/or breach of covenant.

                  (g) Exclusivity. The Principals will not (and the Principals will not cause or permit CFT to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (A) liquidation, dissolution, or recapitalization, (B) merger or consolidation, (C) acquisition or purchase of securities or assets, or (D) similar transaction or business combination involving CFT or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Shareholders will notify ACG immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

                  (h) Delivery of Information. CFT shall deliver the updated financial and other information as frequently as its existing information systems allow. In addition, CFT will permit and use its best efforts to assist ACG's accountants to complete an audit of CFT's Financial Statements for the 1999 calendar year prior to the Closing.

                  (i) Cancellation of Options, Bonus Programs and Phantom Stock Plans. CFT shall have provided for the cancellation, at or prior to the Closing, of all CFT Options, stock option plans, deferred bonus programs or phantom equity plans in exchange for ACG's Options listed on Annex V attached hereto pursuant to the terms of the Option Cancellation and Exchange Agreement in the form attached hereto as Exhibit F in exchange for the stock option agreement in the form attached hereto as Exhibit B-1 to purchase ACG's Options set forth on Annex V on the terms described therein. Any amounts payable for the cancellation of the CFT Options (in addition to ACG's Options issued to any such holder of CFT Options described in this Section 5(i)) will be paid by the Shareholders and at no cost to CFT or ACG, or, if paid by CFT, such payments will be a reduction of the Cash Portion of the Consideration pursuant to Section 2(h).

                  (j) 401k Termination. Prior to Closing, the Principals shall take, or shall cause CFT to take all corporate actions necessary and appropriate to terminate the CFT Consulting, Inc. Profit Sharing 401(k) Plan (the "Terminated Plan") effective as of one business day or more prior to the Closing. The Principals shall take all actions necessary in connection with the termination of such Terminated Plan to ensure that the termination does not result in the disqualification of the Terminated Plan or the loss of tax-exempt status for any trust related to such Terminated Plan. Immediately prior to such termination, the Principals shall cause CFT to make all necessary payments to fund the contributions: (i) necessary or required to maintain the tax qualified status of the Terminated Plan and (ii) for elective deferrals made pursuant to the Terminated Plan for the period prior to termination. The Principals shall indemnify and hold harmless ACG and CFT against any and all Liabilities (whether incurred by ACG, CFT or any of their respective Affiliates) relating to the Terminated Plan and the termination thereof arising at or prior to the Closing Date.

              6. Additional Covenants. The Parties further covenant and agree as follows:

                  (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Shareholders acknowledge and agree that from and after the Closing ACG will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to CFT; provided that the Shareholders may retain any copies of the foregoing as shall be necessary to comply with applicable tax and other laws, regulations and ordinances.

                  (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving CFT, each of the other Parties will cooperate with him, her or it and his, her or its counsel in the contest or defense, make available their respective personnel, and provide such testimony and access to their respective books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

                  (c) Transition. The Shareholders will not take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of CFT from maintaining the same business relationships with CFT after the Closing for a period of twenty-four (24) months thereafter as it maintained with CFT prior to the Closing. The Shareholders will refer all customer inquiries relating to CFT's Business to ACG and/or CFT from and after the Closing for a period of twenty-four (24) months thereafter.

                  (d) Confidentiality. Both (i) the Shareholders (other than the
ESOP) and (ii) the Trustee (except to the extent that such Trustee must provide information to the beneficiaries of the ESOP) will treat as confidential and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement for a period of three (3) years from the Closing and, except as may be required by law, deliver promptly to ACG or destroy, at the request and option of ACG, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that the Shareholders are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Shareholders will notify ACG promptly of the request or requirement so that ACG may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Shareholders are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Shareholders may disclose the Confidential Information to the tribunal; provided, however, that the Shareholders shall use their reasonable efforts to obtain, at the reasonable request of ACG, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as ACG shall designate. In addition, the Trustee will provide confidentiality notices to the beneficiaries of the ESOP in connection with any disclosure made to the such beneficiaries.

                  (e) Termination of Bank Facilities; Release of Guaranties; Modification of Indebtedness. The Principals shall (i) retire all of CFT's outstanding bank indebtedness as of the Closing Date, except as otherwise specifically agreed by ACG in writing, and (ii) use their best efforts to fully, completely and unconditionally release CFT at or prior to Closing as guarantor for the Shareholders on all banking facilities of CFT or other guarantees; provided, however, that in the event such releases cannot be obtained, the Principals shall indemnify ACG for any payments it may be obligated to make pursuant to such guaranties, except to the extent that such payments are the result of the fraud, gross negligence or willful misconduct of ACG. ACG shall use its commercially reasonable best efforts to fully, completely and unconditionally release Morris and Goldberg as guarantors for CFT with respect to any indebtedness of CFT which is not retired; provided, however, that in the event such releases cannot be obtained, ACG shall indemnify Morris and Goldberg for any payments they may be obligated to make pursuant to such guaranties, except to the extent that such payment is as the result of the fraud, gross negligence or willful misconduct of either such Principal.

                  (f) Monitoring Information. Prior to the Closing, the Principals shall cause CFT to deliver such information as may reasonably be requested by ACG.

                  (g) Landlords' Consents. The Principals shall cause CFT on or before the Closing Date to obtain from its landlords (to the extent required under the lease of the pertinent premises) written consent to the assignment of all leases being assumed by ACG, which assignments are deemed to have resulted from the transactions contemplated by this Agreement.

                  (h) Additional Tax Matters.

                       (i) ACG shall cause CFT (at the sole cost and expense of the Principals) to file with the appropriate governmental authorities all Tax Returns required to be filed by it for any taxable period ending prior to the Closing Date, and the Shareholders (other than the ESOP) shall remit any Taxes due in respect of such Tax Returns (but only to the extent such Taxes are in excess of the reserve, if any, set forth on the balance sheet used to determine the Net Worth of CFT at Closing). In addition, the Principals shall cause their certified public accountant to prepare a short period tax return for CFT covering the period from January 1, 1999, through the Closing Date; provided, however, that the Principals shall provide PWC with at least ten (10) days to review such return prior to its filing (such review to be at ACG's sole cost and expense). The cost of preparation of such short period tax return shall be paid by Shareholders.

                       (ii) ACG and Shareholders recognize that each of them will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by ACG and/or CFT to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, ACG agrees to cause CFT to (A) use its best efforts to properly retain and maintain such records for a period of six (6) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations that applies to the Tax Return in question (i.e., including Tax Returns for years preceding the year in which the Closing occurs), whichever is later, and (B) allow the Shareholders and their agents and representatives at times and dates mutually acceptable to the Parties, to inspect, review and make copies of such records as such other party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the requesting Party's expense.

                       (iii) The Principals shall be jointly and severally liable for, and shall indemnify and hold ACG and CFT harmless against, any Taxes or other costs attributable solely to a failure on the part of the Shareholders to take all actions required under Section 6(h)(i). ACG shall be liable for, and shall indemnify and hold the Shareholders harmless against, any Taxes or other costs attributable solely to a failure on the part of the ACG to take all actions required under
         Section 6(h)(i). The indemnity set forth in this Section 6(h)(iii) shall not be subject to the conditions and limitations set forth in
         Section 8(b) of this Agreement.

                  (i) Covenant Not to Compete. For a period of two (2) years from and after the Closing Date, none of the Principals will, directly or indirectly, as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, (i) own, manage, control, participate in, consult with, render services for, or in any manner engage in any activity or business competing with the businesses of ACG, CFT or their Affiliates as the same were constituted at any time during the term of such Principal's employment, if any, by ACG, CFT and/or their Affiliates, in any country, (ii) request, advise, induce or attempt to induce any customer, supplier, licensee or other business relation of ACG, CFT or any of their Affiliates (each a "Customer") to withdraw, curtail, cancel or otherwise cease such Customer's business with ACG, CFT and/or such Affiliate or in any way interfere with the relationship between any such Customer and ACG, CFT and/or any of their Affiliates, (iii) service, canvass, solicit or accept any business from any Customer for the purpose of competing with ACG, CFT or the Affiliates,
(iv) disclose to any other person, firm, corporation or other entity, the name or address of any Customer for the purpose of competing with ACG, CFT or any of their Affiliates, (v) solicit for employment or employ any person who is or was employed by CFT, ACG or any of their Affiliates at any time within the eighteen
(18) month period immediately preceding such solicitation of employment to leave the employ of ACG, CFT or such Affiliate and/or accept employment with any Principal or with such Person, firm, association, corporation or other entity, or in any way willfully interfere with the relationship among ACG, CFT or any of their Affiliates and any such person or (vi) initiate or engage in any discussions regarding an acquisition of, or Principal's employment (whether as an employee, an independent contractor or otherwise) by, any businesses with which ACG, CFT or any of their Affiliates has entertained discussions or has requested and received information relating to the acquisition of such business by ACG, CFT or such Affiliate upon or within the one (1) year period prior to the date hereof; provided, however, that no owner of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. For purposes of this Agreement, the

Parties have agreed to allocate $100,000 of the Consideration to the covenant not to compete contained in this Section 6(j). In addition to the definition of Affiliate set forth in Section 1 hereof, for purposes of this Section 6(j), "Affiliate" with respect to ACG shall include, without limitation, any corporation or business entity that either controls or is controlled by ACG, The Hackett Group, Inc., Delphi Partners, Inc., Legacy Technology, Inc., Infinity Consulting Group, Inc., Group Cortex, Inc., or triSpan Inc., or is controlled by the shareholders that control ACG (and for this definition, "control" means the ownership, either directly or through an unbroken chain of control, of more than fifty (50%) of the equity interests or combined voting or management rights in an entity.)

                  (j) Conduct During Earned Payout Period. Shareholders acknowledge and agree that, during the Earned Payout Period, ACG shall be entitled to oversee the operation and management of CFT's Business, and, together with Morris and Goldberg, set mutually acceptable goals and budgets of CFT, all of which shall be reasonably and legally designed and intended to maximize the productivity, efficiency, profitability and earnings of CFT. The Shareholders further agree, during the Earned Payout Period, not and not to allow CFT to cut staff, capital expenditures and general and administrative expenses or take other actions that are not consistent with CFT's prior practices and/or prudent business practices, and the Shareholders agree not and not to allow CFT to intentionally engage in any activity in order to increase current year profits of the business of CFT at the expense of the longer term growth of the business of CFT. During the Earned Payout Period, ACG agrees to
(i) maintain separate books and records for CFT; (ii) maintain CFT as a separate entity and not to sell or otherwise dispose of any of its assets except in the Ordinary Course of Business or sell or otherwise dispose of any of its stock;
(iii) cause CFT to be operated essentially as it was prior to the sale of the CFT Shares except in so far as the prior practices of CFT were imprudent or unreasonable or its productivity efficiency and profitability can be improved and increased through economies of scale, ACG's experience or otherwise; (iv) not unreasonably change, except with the consent of Shareholders' Representative, and except in the Ordinary Course of Business, (A) the prices charged for CFT's services, (B) the level of compensation of CFT's consultants and full-time corporate employees or (C) the level CFT's general and administrative expenses, unless the prior business practices were unreasonable or imprudent and/or unless the changes are reasonably necessary to support the growth of CFT's business, (v) not assign, without the consent of Morris or Goldberg, CFT staff to non-CFT projects; provided, however, any employee who was employed by ACG or an ACG "Affiliate" (as defined in Section 6(i) hereof), other than CFT or Newco, at any time prior to Closing shall continue to provide their services as currently conducted, whether or not such services are related to CFT's Business, and such employees will not attribute any of their revenues to, or otherwise report to, CFT, except as otherwise agreed in writing by ACG; (vi) properly recognize revenue earned by CFT projects during the Earned Payout Period; (vii) grant to and continue in Goldberg and Morris the power and authority customarily vested in chief operating officers to conduct the business of CFT; (viii) not to engage in any activity solely or principally to reduce the Earnout Payment Amount; and (ix) take all necessary action to cause Goldberg and Morris to continue as directors of CFT so long as, in the case of either Goldberg or Morris, such individual's employment with ACG and CFT has not been terminated by ACG and CFT with Cause (as defined in such individual's Compliance agreement) or such individual has not terminated his employment with ACG and CFT without Good Reason (as defined in such individual's compliance agreement). ACG agrees that neither Morris nor Goldberg shall be terminated without Cause (as defined in his respective compliance agreement) during the Earned Payout Period. ACG, CFT and the Shareholders recognize and acknowledge that the relationship that will exist between ACG, CFT and the Shareholders upon the consummation of the transactions contemplated herein will be based on a high degree of mutual trust and confidence among the parties, and each of ACG and the Shareholders agree that at all times following the Closing that each will act with respect to its dealings with CFT and its operations in such a way as to promote, to the extent reasonably possible, the successful operation and growth of CFT.

                  (k) ESOP Agreements The Trustee shall enter into an agreement with CFT pursuant to which the Trustee shall have agreed, in form and substance satisfactory to ACG, to remain as the sole trustee of the ESOP until such time as (i) the ESOP and CFT receive a favorable determination letter from the Internal Revenue Service that the ESOP is qualified and the ESOP may be terminated, and (ii) the assets of the ESOP are completely distributed to the ESOP Participants. Trustee shall cooperate with ACG to obtain a favorable determination letter with respect to the qualification and termination of the ESOP.

                  (l) Reorganization Intent. The Parties agree that the Merger is intended to be a tax-free reorganization under Section 368 of the Code, and that this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under such section of the Code. None of the Parties has taken, shall take or fail to take any action that would jeopardize the qualification of the Merger as such a tax-free reorganization (other than actions contemplated by this Agreement or as may be otherwise legally required).

                  (m) Consents. In the event any consent or approval necessary to assign or otherwise transfer any contract or agreement to CFT is not obtained by the time of Closing, then the Principals shall obtain the consent or approval for such contract or agreement within thirty (30) days after the Closing Date, subject to the good faith cooperation of ACG; provided, however, that the Principals shall, within fifteen (15) days after the Closing Date, take all action necessary to (i) assign the motor vehicle lease agreements listed as items 10, 11, 12 and 13 on Section 4(m)(i) of the Disclosure Schedule to the respective users of such vehicles and (ii) cause CFT to no longer be a lessee or co-lessee or obligated or responsible in any way or manner whatsoever under the aforementioned motor vehicle lease agreements.

              7. Conditions to Obligations to Close.

                  (a) Conditions to Obligation of ACG. The obligation of ACG to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions:

                       (i) the representations and warranties set forth in
         Section 3(a) and Section 4 above shall be true and correct in all Material respects at and as of the Closing Date;

                       (ii) the Shareholders (other than the ESOP) shall have performed and complied with all of their covenants hereunder in all Material respects through the Closing;

                       (iii) CFT will have procured (and Principals will have caused CFT to procure) all third party consents and given all notices required in connection with this Agreement and the transactions contemplated hereby, including without limitation all action necessary in connection with and/or the receipt of any notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties, as set forth herein or in the Disclosure Schedule;

                       (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of ACG to own, operate, or control CFT Shares or CFT (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                       (v) the Shareholders (other than the ESOP) and CFT shall have delivered to ACG a certificate (without qualification as to knowledge or Materiality or otherwise) to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects and a certificate of CFT's secretary certifying CFT's articles of incorporation, bylaws, corporate resolutions approving the consummation of the transactions contemplated by this Agreement and incumbency;

                       (vi) the acquisition by ACG of CFT Shares shall represent one hundred percent (100%) of the issued and outstanding capital stock of CFT and all of such CFT Shares shall be free and clear of any Security Interests or other liens, claims or encumbrances of any nature whatsoever;

                       (vii) The Shareholders (other than the ESOP) shall have purchased any personal use assets (excluding automobiles) from CFT at a purchase price equal to the greater of (A) the net book value of such assets as of the Closing Date or (B) the outstanding indebtedness (including, without limitation all Funded Indebtedness) secured by such assets; provided, however, personal use assets under this paragraph shall not include cellular telephones and pagers purchased by CFT for use by its officers and employees;

                       (viii) ACG and Newco shall have received from each Shareholder listed on Annex III an executed compliance agreement in the form attached hereto as Exhibit D-1 at the initial salaries described in Annex III for each such Shareholder;

                       (ix) ACG and Newco shall have received from at least 100% of the persons listed on Annex IV-1 an executed compliance agreement in the form attached hereto as Exhibit D-2 at the initial salaries described in Annex IV-1 for each such employee;

                       (x) ACG and Newco shall have received from at least 90% of the persons listed on Annex IV-2 an executed compliance agreement in the form attached hereto as Exhibit D-2 at the initial salaries described in Annex IV-2 for each such employee;

                       (xi) ACG shall have received from each Shareholder (other than the ESOP) an executed Equity Subscription Agreement in the form attached hereto as Exhibit A with respect to ACG's Shares issued to each Shareholder on the Closing Date;

                       (xii) The Shareholders (other than the ESOP) shall have caused each person listed on Annex V who has executed an Option Cancellation and Exchange Agreement in the form of Exhibit F hereto to execute a Stock Option Agreement in the form attached hereto as Exhibit B-1 for the issuance to each such person listed on Annex V of ACG's Options in the amount set forth next to such person's name on Closing Date;

                       (xiii) the Shareholders (other than the ESOP) shall have caused each person listed on Annex VI to execute a Stock Option Agreement in the form attached hereto as Exhibit B-2 for the issuance to each such person listed on Annex VI of (A) ACG's Options in the amount set forth next to such person's name on Closing Date and (B) potential additional ACG's Options in accordance with the terms of Exhibit B-2.

                       (xiv) ACG shall have received from counsel to the Shareholders (other than the ESOP) an opinion with respect to the matters set forth in Exhibit E attached hereto, addressed to ACG and Newco and dated as of the Closing Date;

                       (xv) ACG shall have received the resignations, effective as of the Closing, of each officer and director of CFT prior to the Closing;

                       (xvi) ACG shall be satisfied that the Net Worth of CFT at May 31, 1999, equaled or exceeded the Minimum Net Worth;

                       (xvii) no Material adverse change shall have occurred in CFT's Business or its future prospects;

                       (xviii) the Shareholders shall have caused CFT to cancel each outstanding phantom stock, deferred bonus or option plan, if any, and all outstanding CFT Options shall have been canceled pursuant to the Option Cancellation and Exchange Agreement in the form of Exhibit F hereto (individually, an "Option Cancellation and Exchange Agreement" and collectively the "Option Cancellation and Exchange Agreements"), and the cost of such cancellation, if any (other than to ACG's Options issued to any such holder of CFT Options described in this Section 5(h)), shall be borne by Shareholders or if such cost is borne by CFT, such amount will reduce the Cash Portion of the Consideration pursuant to Section 2(h);

                       (xix) ACG shall have received from the Shareholders (other than the ESOP) a release in the form and substance of Exhibit G hereto.

                       (xx) all liens and Security Interests securing debts of CFT which have been paid in full prior to or at the Closing shall have been fully released of record to the satisfaction of ACG and ACG shall have received executed copies of all Uniform Commercial Code financing statement terminations covering such debts;

                       (xxi) no unsatisfied liens for the failure to pay Taxes of any nature whatsoever shall exist against CFT, or against or in any way affecting any CFT Share;

                       (xxii) the Shareholders (other than the ESOP) shall and CFT shall have caused all of CFT's shareholders, officers, directors and/or other senior employees of CFT to, have repaid in full all debts and other obligations, if any, owed to CFT, and the Shareholders (other than the ESOP) shall have caused all Funded Indebtedness to be paid off prior to the Closing;

                       (xxiii) ACG shall have received from CFT the Financial Statements;

                       (xxiv) all appropriate corporate and shareholder authorizations and actions required to consummate the transactions set forth herein shall have been obtained by CFT;

                       (xxv) since the Most Recent Balance Sheet, CFT shall have made no dividend, consulting or other payment to the Shareholders, except for employment salaries (not to exceed current compensation) as set forth in Section 4(m) of the Disclosure; provided, however, that no payment shall be made for any cash to accrual tax liability as a result of the transactions contemplated hereby;

                       (xxvi) except as set forth on the Disclosure Schedule, since the Most Recent Balance Sheet, CFT shall not have transferred, conveyed, disposed of and/or sold any of its Material assets, except in the Ordinary Course of Business;

                       (xxvii) all shareholders of CFT (other than the ESOP) shall have agreed to participate in the Merger without any dissenter's rights exercised, and no beneficiary under the ESOP shall have exercised dissenters rights;

                       (xxviii) ACG shall have received all necessary stock certificates representing all of the Shareholders' CFT Shares, endorsed in blank and accompanied by duly executed assignment documents;

                       (xxix) all Intellectual Property created or developed by any Shareholder that has been used historically by CFT or is being used currently by CFT shall be one hundred percent (100%) owned by CFT as of the Closing Date;

                       (xxx) ACG shall have received from counsel to the ESOP an opinion with respect to the matters set forth in Exhibit I attached hereto, addressed to ACG and Newco and dated as of the Closing Date; and

                       (xxxi) The Trustee shall deliver a certificate to ACG substantially in the form of Exhibit J, stating that it has notified all ESOP participants that the accrual of benefits for all participants under the ESOP ceases as of the Closing Date and that the ESOP shall be frozen as of the Closing Date. ACG shall continue the sponsorship of the ESOP until all amounts subject to Section 2(i) and Section 2(m) have been determined. After such determinations have been made, the ESOP will be terminated and all ESOP account balances distributed, subject to obtaining a favorable determination letter from the Internal Revenue Service that the ESOP, as of its termination, satisfies the requirements of Section 401(a) of the Code.

                  ACG may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing. Upon the Closing, ACG shall be deemed to have waived any and all conditions specified in this
Section 7(a) without recourse thereof in the absence of fraud or any willful misconduct on the part of the Shareholders or CFT.

                  (b) Conditions to Obligations of the Shareholders. The obligations of the Shareholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction or waiver of the following conditions:

                       (i) the representations and warranties set forth in
         Section 3(b) above shall be true and correct in all Material respects at and as of the Closing Date;

                       (ii) ACG shall have performed and complied with all of its covenants hereunder in all Material respects through the Closing;

                       (iii) ACG will have procured all third party consents needed by ACG and given all notices required in connection with this Agreement and the transactions contemplated hereby, including without limitation all action necessary in connection with and/or the receipt of any notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties, as set forth herein or in the Disclosure Schedule, including without limitation any filing required under the Hart Scott Rodino Act;

                       (iv) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                       (v) ACG shall have delivered to the Shareholders a certificate (without qualification as to knowledge or Materiality or otherwise) to the effect that each of the conditions specified above in
         Section 7(b)(i)-(iv) is satisfied in all respects and a certificate of ACG's secretary certifying ACG's and Newco's articles of incorporation, bylaws, corporate resolutions approving the consummation of the transactions contemplated by the Agreement and incumbency;

                       (vi) each Shareholder listed on Annex III who has executed a compliance agreement in the form attached hereto as Exhibit D-1 shall have received from ACG a countersigned copy of each such compliance agreement at the initial salaries described in Annex III for each such Shareholder;

                       (vii) each person listed on Annex IV-1 and Annex IV-2 who has executed a compliance agreement in the form attached hereto as Exhibit D-2 shall have received from ACG a countersigned copy of each such compliance agreement at the initial salaries described in Annex IV-1 and Annex IV-2, as applicable, for each such employee;

                       (viii) each of the Shareholders who has executed an Equity Subscription Agreement in the form of Exhibit A attached hereto shall have received from ACG a countersigned copy of each such Equity Subscription Agreement in the form of Exhibit A attached hereto for the issuance to each Shareholder of ACG's Shares issued to each Shareholder on the Closing Date;

                       (ix) each person listed on Annex V receiving ACG's Options under this Agreement and who has executed an Option Cancellation and Exchange Agreement and who has executed a Stock Option Agreement in the form attached hereto as Exhibit B-1 shall have received from ACG a countersigned copy of each such Stock Option Agreement for the issuance to each such person listed on Annex V pursuant to the terms of Annex V with respect to vesting and exercise price;

                       (x) each person listed on Annex VI receiving ACG's Options under this Agreement and who has executed a Stock Option Agreement in the form attached hereto as Exhibit B-2 shall have received from ACG a countersigned copy of each such Stock Option Agreement for the issuance to each such person listed on Annex VI;

                       (xi) all of the loans from Morris and Goldberg shall have been repaid by CFT prior to the Closing; provided, however, that this condition shall only be satisfied at Closing in accordance with the settlement and closing statement; and

                       (xii) all appropriate corporate and shareholder authorizations and actions required to consummate the transactions set forth herein shall have been obtained by ACG and Newco.

                  The Shareholders' Representative may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing. Upon the Closing, the Shareholders shall be deemed to have waived any and all conditions specified in this Section 7(b) without recourse therefor in the absence of fraud or any willful misconduct on the part of ACG or Newco.

              8. Remedies for Breaches of This Agreement.

                  (a) Survival. All of the representations and warranties of the Shareholders contained in Section 4 above (other than the representations and warranties of the Shareholders contained in Sections 4(h), 4(s), and 4(v) above) shall survive the Closing hereunder (even if ACG knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing) and continue in full force and effect for a period of two (2) years thereafter. The other representations, warranties, and covenants of the Parties contained in this Agreement (including the representations and warranties of the Shareholders contained in Sections 4(h), 4(s), and 4(v) above) shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of the Closing) and continue in full force and effect for the applicable statute of limitations period thereafter, except as otherwise provided elsewhere in this Agreement.

                  (b) Indemnification Provisions for Benefit of ACG.

                       (i) In the event the Shareholders or CFT, as applicable, breach any of their representations, warranties, agreements, and covenants contained herein, and provided that the particular representation, warranty, agreement, or covenant survives the Closing and that ACG makes a written claim for indemnification against the Shareholders pursuant to Section 10(h) below within the applicable survival period, then the Principals agree to jointly and severally indemnify ACG from and against the entirety of any Adverse Consequences ACG may suffer through and after the date of the claim for indemnification (including any Adverse Consequences ACG may suffer after the end of the applicable survival period resulting from, arising out of, relating to, in the nature of, or caused by the breach); provided, however, that the Principals shall not have any obligation to indemnify ACG from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation, warranty or covenant of CFT or the Shareholders contained in this Agreement (i) until ACG has suffered aggregate losses by reason of all such breaches in excess of $100,000 at which point the Principals will be obligated jointly and severally for indemnification under this Section 8(b) for all covered amounts in excess of the $100,000 threshold or (ii) in excess of the Consideration (after which point Shareholders shall have no obligation to indemnify ACG from and against further such Adverse Consequences); provided, further, however, that the limitations set forth in (i) and (ii) above specifically shall not apply to the liability of the Principals with respect to Adverse Consequences resulting from or attributable to intentional fraud or any willful misconduct by the Shareholders or to any breaches of the representations, warranties and covenants contained in Section 4(g),
         Section 4(h), or Section 6(h) hereof, or to any Adverse Consequences (including, but not limited to, any interest, penalties, assessments or deficiencies) resulting from the Shareholders' or CFT's failure to comply with the Code and with ERISA (including, without limitation, the Tax qualification requirements described in Section 401 of the Code and the Form 5500 filing requirements of ERISA and the Code) and all other laws with respect to the CFT Consulting, Inc. Profit Sharing 401(k) Plan and any predecessor thereto and the CFT Consulting, Inc. Pension Plan.

                       (ii) In the event any Shareholder breaches any of its Several representations, warranties, and covenants contained in Section 3(a), and provided that the particular representation, warranty, or covenant survives the Closing and that ACG makes a written claim for indemnification against such Shareholder pursuant to Section 10(h) below within the applicable survival period, then the Principals agree to indemnify ACG from and against the entirety of any Adverse Consequences ACG may suffer through and after the date of the claim for indemnification (including any Adverse Consequences ACG may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach, including without limitation any liability of CFT or Newco resulting from options that have not been canceled, whether or not such options are disclosed on the Disclosure Schedule.

                       (iii) The Principals agree to indemnify ACG from and against the entirety of any Adverse Consequences ACG may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of CFT arising under Regulation ss.1.1502-6 (because CFT once was a member of an Affiliated Group during any part of any consolidated return year within any part of which consolidated return year any corporation other than CFT also was a member of the Affiliated Group).

                       (iv) The Principals agree to indemnify ACG from and against the entirety of any sales, use, recording or other Taxes which may become due and owing by reason of the transactions contemplated by this Agreement.

                       (v) The Principals agree to indemnify ACG from and against the entirety of (i) any brokerage fees or investment banking commissions due by Shareholders or CFT by reason of the transactions contemplated by this Agreement and (ii) any claims made by Edward Bertha regarding any action(s) taken, or failure to take action(s), by CFT on or before the date hereof.

                       (vi) The Principals shall be liable for, and hereby indemnify, ACG for all Taxes imposed on CFT with respect to any taxable year ended on or before the Closing Date or with respect to any period beginning before and ending after the Closing Date, for the portions of such taxable year or period ending prior to the Closing Date, including without limitation any Taxes incurred in connection with any audit by any governmental authority for any such period ending on or prior to the Closing Date; provided, however, that such indemnity shall be made only to the extent such Taxes are in excess of the reserve, if any, for such Tax Liability set forth on the balance sheet used to determine the Net Worth of CFT at Closing. The Parties hereto shall, to the extent permitted or not prohibited by applicable law, elect with the relevant taxing authority, if required or necessary, to terminate the taxable year of CFT as of the Closing Date. In any case where applicable law does not permit CFT to treat such date as the end of a taxable year or period, then whenever it is necessary to determine the liability for income Taxes of CFT, for a portion of a taxable year or period, such determination shall (unless otherwise agree to in writing by ACG and the Shareholders) be determined by a closing of CFT's books as of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned based upon the number of days during such taxable year or period the Shareholders and ACG owned the stock in CFT.

                       (vii) The Parties shall make appropriate adjustments for tax benefits in determining the liability of the Shareholders (other than the ESOP) under this Section 8.

                  (c) Indemnification Provisions for Benefit of the Shareholders. In the event ACG breaches any of its representations, warranties, and covenants contained herein, and provided that the particular representation, warranty, or covenant survives the Closing and that the Shareholders make a written claim for indemnification against ACG pursuant to Section 10(h) below within the applicable survival period, then ACG agrees to indemnify the Shareholders from and against the entirety of any Adverse Consequences the Shareholders may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Shareholders may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that ACG shall not have any obligation to indemnify the Shareholders from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation, warranty or covenant of ACG contained in this Agreement (i) until ACG has suffered aggregate losses by reason of all such breaches in excess of $100,000 at which point ACG will be obligated for indemnification under this Section 8(c) for all covered amounts in excess of the $100,000 threshold or (ii) in excess of the Consideration (after which point ACG shall have no obligation to indemnify Shareholders from and against further such Adverse Consequences); provided, further, however, that the limitations set forth in (i) and (ii) above specifically shall not apply to the liability of ACG with respect to Adverse Consequences resulting from or attributable to intentional fraud or any willful misconduct by ACG or to any breaches of the representations and warranties in Paragraph 3(b).

                  (d) Matters Involving Third Parties. If any third party shall notify any Party (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall notify in writing each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged and materially prejudiced from adequately defending such claim. In the event any Indemnifying Party notifies the Indemnified Party within thirty
(30) days after the Indemnified Party has given notice of the matter that the Indemnifying party is assuming the defense thereof, (A) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (B) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the counsel the Indemnifying Party has selected has a conflict of interest), (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement or compromise with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and (D) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement or compromise which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event no Indemnifying Party notifies in writing the Indemnified Party within twenty (20) days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate. At any time after commencement of any such action, any Indemnifying Party may request an Indemnified Party to accept a bona fide offer from the other Party(ies) to the action for a monetary settlement payable solely by such Indemnifying

Party (which does not burden or restrict the Indemnified Party nor otherwise prejudice him or her) whereupon such action shall be taken unless the Indemnified Party determines that the dispute should be continued, the Indemnifying Party shall be liable for indemnity hereunder only to the extent of the lesser of (i) the amount of the settlement offer or (ii) the amount for which the Indemnified Party may be liable with respect to such action. In addition, the Party controlling the defense of any third party claim shall deliver, or cause to be delivered, to the other Party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the third party claim, and timely notices of, and the right to participate in (as an observer) any hearing or other court proceeding relating to the third party claim.

                  (e) Exclusive Remedy. The Parties acknowledge and agree that the foregoing indemnification provisions in this Section 8 shall be the exclusive remedy of the Parties for any breach of the representations, warranties, and covenants of the Parties contained in this Agreement.

                  (f) Payment; General Right of Offset. The Indemnifying Parties shall promptly pay to the Indemnified Party as may be entitled to indemnity hereunder in cash the amount of any Adverse Consequences to which such Indemnified Party may become entitled to by reason of the provisions of this Agreement. Notwithstanding the foregoing, in connection with the indemnification of ACG pursuant to Section 8(b)(i) above, ACG shall have the option to first seek indemnification payments through offset against the Cash Portion of the Consideration, the Stock Portion of the Consideration or Earned Payout Amount payable to Shareholders, after an indemnification claim has been made therefor, for the amount of any Adverse Consequences or any other payments to which ACG may become entitled to by reason of the provisions of this Agreement; provided, however, that ACG may not exercise its option to seek such offset until fourteen
(14) days after it has sent written notice of its intention to seek such offset to the Shareholders' Representative.

                  (g) Other Indemnification Provisions. Except as provided in
Section 8(f) above, the foregoing indemnification provisions are in addition to, and not in derogation of, any statutory or common law remedy any Party may have for breach of representation, warranty, or covenant.

                  (h) Arbitration with Respect to Certain Indemnification
Matters.

                       (i) THE PARTIES AGREE TO SUBMIT TO ARBITRATION, IN ACCORDANCE WITH THESE PROVISIONS, ANY DISPUTED CLAIM OR CONTROVERSY, OTHER THAN THOSE SEEKING EQUITABLE RELIEF, ARISING FROM OR RELATED TO THE ALLEGED BREACH OF THIS AGREEMENT OR ANY DISPUTED INDEMNIFICATION CLAIM MADE PURSUANT TO THIS SECTION 8. THE PARTIES FURTHER AGREE THAT THE ARBITRATION PROCESS AGREED UPON HEREIN SHALL BE THE EXCLUSIVE MEANS FOR RESOLVING ALL DISPUTES MADE SUBJECT TO ARBITRATION HEREIN, BUT THAT NO ARBITRATOR SHALL HAVE AUTHORITY TO EXPAND THE SCOPE OF THESE ARBITRATION PROVISIONS. ANY ARBITRATION HEREUNDER SHALL BE

         CONDUCTED UNDER THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (AAA). EITHER PARTY MAY INVOKE ARBITRATION PROCEDURES HEREIN BY WRITTEN NOTICE FOR ARBITRATION CONTAINING A STATEMENT OF THE MATTER TO BE ARBITRATED. THE PARTIES SHALL THEN HAVE FOURTEEN (14) DAYS IN WHICH THEY MAY IDENTIFY A MUTUALLY AGREEABLE, NEUTRAL ARBITRATOR. AFTER THE FOURTEEN (14) DAY PERIOD HAS EXPIRED, THE PARTIES SHALL PREPARE AND SUBMIT TO THE AAA A JOINT SUBMISSION, WITH EACH PARTY TO CONTRIBUTE HALF OF THE APPROPRIATE ADMINISTRATIVE FEE. IN THE EVENT THE PARTIES CANNOT AGREE UPON A NEUTRAL ARBITRATOR WITHIN FOURTEEN (14) DAYS AFTER WRITTEN NOTICE FOR ARBITRATION IS RECEIVED, THEIR JOINT SUBMISSION TO THE AAA SHALL REQUEST ARBITRATORS WHO ARE PRACTICING ATTORNEYS WITH PROFESSIONAL EXPERIENCE IN THE FIELD OF CORPORATE LAW, AND THE PARTIES SHALL ATTEMPT TO SELECT AN ARBITRATOR FROM THE PANEL ACCORDING TO AAA PROCEDURES. UNLESS OTHERWISE AGREED BY THE PARTIES, THE ARBITRATION HEARING SHALL TAKE PLACE IN THE MIAMI, FLORIDA METROPOLITAN AREA, AT A PLACE DESIGNATED BY THE AAA. ALL ARBITRATION PROCEDURES HEREUNDER SHALL BE CONFIDENTIAL. EACH PARTY SHALL BE RESPONSIBLE FOR ITS COSTS INCURRED IN ANY ARBITRATION, AND THE ARBITRATOR SHALL NOT HAVE AUTHORITY TO INCLUDE ALL OR ANY PORTION OF SAID COSTS IN AN AWARD REGARDLESS OF WHICH PARTY PREVAILS. THE ARBITRATOR MAY NOT INCLUDE EQUITABLE RELIEF. ANY ARBITRATION AWARDED SHALL BE ACCOMPANIED BY A WRITTEN STATEMENT CONTAINING A SUMMARY OF THE ISSUES IN CONTROVERSY, A DESCRIPTION OF THE AWARD, AND AN EXPLANATION OF THE REASONS FOR THE AWARD. THE ARBITRATION WILL BE SUBJECT TO THE FOLLOWING CONDITION: THAT THE LOSING PARTY SHALL PAY THE REASONABLE LEGAL FEES AND COSTS OF THE PREVAILING PARTY, AS SHALL BE DETERMINED BY THE ARBITRATOR.

                       (ii) ANY PARTY MAY, WITHOUT PURSUING ARBITRATION UNDER SUBSECTION 8(H)(I), INSTITUTE PROCEEDINGS IN A COURT OF COMPETENT JURISDICTION TO OBTAIN EQUITABLE RELIEF TO PREVENT IRREPARABLE HARM, OR TO OBTAIN OTHER REMEDIES THAT CAN BE OBTAINED ONLY THROUGH EQUITABLE RELIEF, AND THE COURT IN ANY SUCH PROCEEDING SHALL BE AUTHORIZED TO ENTER SUCH INJUNCTIVE OR OTHER EQUITABLE RELIEF AS MAY BE APPROPRIATE, NOTWITHSTANDING THE PROVISIONS OF SUBSECTION 8(H)(I).

                       (iii) PARAGRAPHS (I) AND (II) HEREOF SHALL NOT BE APPLIED TO DENY THE TRUSTEE, THE ESOP OR ANY OF THE ESOP'S PARTICIPANTS OR BENEFICIARIES OF RIGHTS, REMEDIES OR ACCESS TO ANY REGULATORY AGENCY OR COURT WHERE SUCH RIGHTS, REMEDIES OR ACCESS ARE PROTECTED BY APPLICABLE FEDERAL LAW.

              9.  [INTENTIONALLY LEFT BLANK].

              10. Miscellaneous.

                  (a) The Shareholders.

                       (i) When any particular Shareholder (as opposed to the Shareholders as a group) makes a representation, warranty, or covenant herein, then that representation, warranty, or covenant will be referred to herein as the "Several" obligation of that Shareholder. This means that the particular Shareholder making the representation, warranty, or covenant will be solely responsible for any Adverse Consequences ACG may suffer resulting from, arising out of, relating to, in the nature of, or caused by any breach thereof. The representations and warranties of each of the Shareholders in Section 3(a) above concerning the transaction is an example of Several obligations. Notwithstanding the foregoing, the Shareholders (other than the ESOP) shall be liable, jointly and severally, for the breach of any representation and warranty made by the ESOP.

                       (ii) When the Principals or certain of the Shareholders as a group make a representation, warranty, or covenant herein, then that representation, warranty, or covenant will be referred to herein as the "Joint and Several" obligation of the Principals and such Shareholders. This means each Principal and each such Shareholder will be responsible for the entirety of any Adverse Consequences ACG may suffer resulting from, arising out of, relating to, in the nature of, or caused by any breach thereof. The representations and warranties of the Principals in Section 4 above concerning CFT are examples of Joint and Several obligations.

                  (b) Press Releases and Announcements. Except as may be required by applicable securities laws or stock exchange requirements, no Party shall issue any press release or announcement relating to the subject matter of this Agreement prior to, at or about the Closing without the prior written approval of ACG and the Shareholders, which written approval will not be unreasonably withheld; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure).

                  (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

                  (d) Entire Agreement. This Agreement and all other ancillary agreements and documents executed hereunder and in connection herewith, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof; provided, however, that unless and until the consummation of the purchase and sale transaction contemplated hereunder occurs, the Confidentiality Agreement attached hereto as Exhibit H shall remain in full force and effect.

                  (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of ACG and the Shareholders;

provided, however, that ACG or Newco may assign (i) any or all of its respective rights and interests hereunder to a wholly-owned Subsidiary of ACG or Newco (in any or all of which cases ACG or Newco (as the case may be) nonetheless shall remain liable and responsible for the performance of all of its respective obligations hereunder) or (ii) any or all of its respective rights under Section 8 of the Agreement to any lender providing debt financing to ACG or its Affiliates.

                  (f) Facsimile/Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

                  (g) Descriptive Headings. The descriptive section headings contained in this Agreement are inserted for convenience or reference only and shall not control or affect in any way the meaning, interpretation, or construction of any of the provisions of this Agreement.

                  (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to CFT or the Shareholders:

                  c/o CFT Consulting, Inc.
                  130 N. Tamiami Trail
                  Sarasota, FL 34236
                  Attention:  Kenneth Goldberg
                  Tel:  (941) 366.6657
                  Fax:  (941) 953.2995
         with a copy to:

                  Mesirov, Gelman, Jaffe, Cramer & Jamieson
                  1735 Market Street
                  Suite 3800
                  Philadelphia, PA 19103
                  Attention:  Marc Cornblatt
                  Tel:     (215) 994-1000
                  Fax:     (215) 994-1111

         and a copy to ESOP counsel:

                  Bildersee & Silbert LLP
                  One Penn Center, Suite 1111
                  1617 JFK Boulevard
                  Philadelphia, Pennsylvania 19103
                  Attention:  Robert Bildersee
                  Tel:  (215) 231-6060
                  Fax:  (215) 231-6070

         If to ACG:

                  AnswerThink Consulting Group, Inc.
                  1001 Brickell Bay Road, 30th Floor
                  Miami, Florida  33131
                  Attention:  Ted A. Fernandez
                  Tel:     (305) 375-8005
                  Fax:     (305) 379-8810

         with a copy to:

                  Hogan & Hartson L.L.P.
                  555 Thirteenth Street, N.W.
                  Washington, D.C.  20004
                  Attention:  J. Hovey Kemp, Esq. and Christopher J. Hagan, Esq.
                  Tel:     (202) 637-5771
                  Fax:     (202) 637-5910

                  Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

                  (i) Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT HERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF FLORIDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF FLORIDA.

                  (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by ACG and the Shareholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  (l) Expenses. Each of the Parties and CFT will bear his, her or its own costs and expenses (including legal fees and expenses and investment banking fees) incurred in connection with this Agreement and the transactions contemplated hereby. The Shareholders acknowledge and agree that CFT has not borne or will bear any of the Shareholders' costs and expenses (including any of its legal fees and expenses and investment banking fees) in connection with this Agreement or any of the transactions contemplated hereby; provided, however, that CFT may bear those costs of the ESOP consistent with applicable law and plan provisions.

                  (m) Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant relating to the same subject matter as any other representation, warranty or covenant (regardless of the relative levels of specificity) which the Party has not breached, it shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

                  (n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ACG:                                     CFT:

ANSWERTHINK CONSULTING                   CFT CONSULTING, INC.
GROUP, INC.



By:  /s/ Ted A. Fernandez                By:    /s/ W. Kenneth Morris
     ----------------------------               ---------------------------
     Ted A. Fernandez                    Name:  W. Kenneth Morris
     President and                       Title: President
     Chief Executive Officer


NEWCO:                                   SHAREHOLDERS:

CFT ACQUISITION, INC.

                                         /s/ Kenneth I. Goldberg
                                         ---------------------------
By:  /s/ Ted A. Fernandez                Kenneth I. Goldberg
     ----------------------------
     Ted A. Fernandez
     President

                                         /s/ W. Kenneth Morris
                                         ---------------------------
                                         W. Kenneth Morris



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                         ESOP:


                                         CFT CONSULTING, INC. EMPLOYEE
                                         STOCK OWNERSHIP PLAN


                                         By:    /s/ David L. Heald
                                                ---------------------------
                                         Name:   David L. Heald
                                         Title:  Trustee

                                         NORTHERN TRUST BANK OF FLA NA
                                         AS TRUSTEE OF KENNETH I. GOLDBERG
                                         AND MARJORIE A. GOLDBERG
                                         CHARITABLE REMAINDER TRUST NO. 1


                                         By:    /s/ Richard H. Mott III
                                                ---------------------------
                                         Name:  Richard H. Mott III
                                         Title: Vice President

                                         NORTHERN TRUST BANK OF FLA NA
                                         AS TRUSTEE KENNETH I. GOLDBERG
                                         AND MARJORIE A. GOLDBERG
                                         CHARITABLE REMAINDER TRUST NO. 2

                                         By:    /s/ Richard H. Mott III
                                                ---------------------------
                                         Name:  Richard H. Mott III
                                         Title: Vice President


                                         KSM TRUST


                                         By:    /s/ Andrew M. Young, Esq.
                                                ---------------------------
                                         Name:  Andrew M. Young, Esq.